EXHIBIT 2.10

       **Confidential portions have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission (the "Commission").**

================================================================================

                            STOCK PURCHASE AGREEMENT
                                      AMONG

                                 John J. Luger,

                                 Donna M. Luger,

            Mary Ann Montandon, George F. Luger and Lisa Luger Frey,
                as co-trustees of the Lisa Luger Frey GST Trust,

         Mary Ann Montandon, George F. Luger and Tanya Luger Paszkeicz, as co-trustees of the Tanya Luger Paszkeicz GST Trust,

           Mary Ann Montandon, George F. Luger and John J. Luger, Jr., as co-trustees of the John J. Luger, Jr. GST Trust,

                                       and

                     Mary Ann Montandon and George F. Luger,
                as co-trustees of the Justin T. Luger GST Trust,

                                   AS SELLERS,

                   DATA BASE, INC., a Washington corporation,
                                 AS THE COMPANY,

                           IRON MOUNTAIN INCORPORATED,
                                  AS PURCHASER,


                                   Dated as of

                                February 28, 1999

================================================================================
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                                TABLE OF CONTENTS

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1. DEFINITIONS.........................................................................................................1


2. PURCHASE AND SALE...................................................................................................7


3. PURCHASE PRICE......................................................................................................7


4. CLOSING.............................................................................................................7

    4.1. Time and Place of Closing.....................................................................................7

    4.2. Obligations To Be Performed at Closing........................................................................8


5. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER TO EFFECT CLOSING..................................................9

    5.1. Accuracy of Representations and Warranties; Compliance With Covenants.........................................9

    5.2. Legal Proceedings; Governmental Filings......................................................................10

    5.3. Third-Party Consents.........................................................................................10

    5.4. HSR Act......................................................................................................10

    5.5. Real Estate Purchase Agreement...............................................................................11

    5.6. Resignations; Releases.......................................................................................11

    5.7. Related Person Transactions..................................................................................11

    5.8. Escrow Agreement.............................................................................................11

    5.9. Legal Opinion................................................................................................11

    5.10. No Material Adverse Change..................................................................................11

    5.11. Satisfaction with Documents.................................................................................12


6. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS TO EFFECT THE CLOSING...............................................12

    6.1. Accuracy of Representations and Warranties; Compliance With Covenants........................................12

    6.2. Legal Proceedings; Governmental Filings......................................................................12

    6.2. HSR Act......................................................................................................13

    6.3. Real Estate Purchase Agreement...............................................................................13

    6.4. Escrow Agreement.............................................................................................13

    6.5. Legal Opinion................................................................................................13

    6.6. No Material Adverse Change...................................................................................13

    6.7. Third-Party Consents.........................................................................................13

    6.8. Satisfaction with Documents..................................................................................13


7. REPRESENTATIONS AND WARRANTIES OF SELLERS..........................................................................14

    7.1. Organization and Authority...................................................................................14

    7.2. Due Authorization and Execution..............................................................................14

    7.3. Certain Assets...............................................................................................14

    7.4. Contracts....................................................................................................15

    7.5. Intellectual Property........................................................................................16

    7.6. Permits......................................................................................................16

    7.7. Insurance....................................................................................................16

    7.8. Financial Statements.........................................................................................17

    7.9. Capitalization; Subsidiaries.................................................................................17

    7.10. No Approvals or Notices Required; No Conflicts With Material Contracts......................................18

    7.11. Affiliated Transactions.....................................................................................18

    7.12. Employees...................................................................................................18

    7.13. Taxes.......................................................................................................19

    7.14. Compliance With Laws........................................................................................19

    7.15. Conduct in the Ordinary Course..............................................................................20

    7.16. Absence of Legal Proceedings................................................................................21

    7.17. ERISA.......................................................................................................21

    7.18. No Material Adverse Change..................................................................................23

    7.19. Environmental Matters.......................................................................................23

    7.20. Brokerage...................................................................................................24

    7.21. Operational Matters.........................................................................................24

    7.22. Adverse Restrictions........................................................................................25

    7.23. Year 2000...................................................................................................25

    7.24. Corporate Records...........................................................................................25

    7.25. Seller's Expertise..........................................................................................25


8. REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................................................26

    8.1. Organization and Authority...................................................................................26

    8.2. Due Authorization and Execution..............................................................................27

    8.3. No Approvals or Notices Required; No Conflicts With Material Agreements......................................27

    8.4. Absence of Legal Proceedings.................................................................................27

    8.5. Restricted Securities; Investment Intent.....................................................................27

    8.6. Purchaser's Expertise and Investigation......................................................................28

    8.7. Financing....................................................................................................28

    8.8. Brokerage....................................................................................................28

    8.9. Capitalization of Purchaser..................................................................................29

    8.10. SEC Filings; Financial Statements...........................................................................29

    8.11. Shelf Registration Statement................................................................................30

    8.12. Year 2000...................................................................................................30


9. INTERIM COVENANTS OF THE PARTIES...................................................................................30

    9.1. Inspection...................................................................................................30

    9.2. Notice of Developments.......................................................................................30

    9.3. Conduct of Business in the Ordinary Course...................................................................31

    9.4. Employee Benefits............................................................................................32


10. ADDITIONAL COVENANTS OF THE PARTIES...............................................................................33

    10.1. Filings; Cooperation; Information...........................................................................33

    10.2. Further Assurances..........................................................................................33

    10.3. Exclusivity.................................................................................................34

    10.4. Shelf Registration Statement................................................................................34


11. INCOME TAX MATTERS................................................................................................36

    11.1. Refunds or Credits; Tax Benefits............................................................................36

    11.2. Tax Administration..........................................................................................36

    11.3. Contests....................................................................................................36

    11.4. Section 338(h)(10) Election.................................................................................37


12. INDEMNIFICATION AND SURVIVAL OF WARRANTIES........................................................................37

    12.1. Indemnification.............................................................................................37

    12.2. Claim Procedure.............................................................................................38

    12.3. Limitations on Claims.......................................................................................39

    12.4. Escrow Indemnity Deposits...................................................................................41


13. TERMINATION.......................................................................................................42


14. MISCELLANEOUS.....................................................................................................43

    14.1. Confidentiality.............................................................................................43

    14.2. Entire Understanding........................................................................................43

    14.3. Expenses....................................................................................................44

    14.4. Amendment...................................................................................................44

    14.5. Waivers.....................................................................................................44

    14.6. Parties in Interest; Assignment.............................................................................44

    14.7. Notices.....................................................................................................44

    14.8. Attorneys'Fees..............................................................................................46

    14.9. Counterparts................................................................................................46

    14.10. Headings...................................................................................................46

    14.11. Time of the Essence........................................................................................46

    14.12. Applicable Law.............................................................................................46

    14.13. Specific Performance.......................................................................................46

    14.14. Construction...............................................................................................47
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                                       v

                            STOCK PURCHASE AGREEMENT


          This Stock Purchase Agreement (this "Agreement") is made and entered into as of February 28, 1999, by and among (i) John J. Luger, (ii) Donna M. Luger, (iii) Mary Ann Montandon, George F. Luger and Lisa Luger Frey, as co-trustees of the Lisa Luger Frey GST Trust, (iv) Mary Ann Montandon, George F. Luger and Tanya Luger Paszkeicz, as co-trustees of the Tanya Luger Paszkeicz GST Trust, (v) Mary Ann Montandon, George F. Luger and John J. Luger, Jr., as co-trustees of the John J. Luger, Jr. GST Trust, and (vi) Mary Ann Montandon and George F. Luger, as co-trustees of the Justin T. Luger GST Trust (each a "Seller" and collectively, "Sellers"), Iron Mountain Incorporated, a Delaware corporation ("Purchaser"), and Data Base, Inc., a Washington corporation (the "Company").

          Sellers own all of the issued and outstanding shares (the "Shares") of Common Stock, $0.0855 par value per share (the "Common Stock"), of the Company.

          Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Shares on the terms and conditions described in this Agreement.

          The parties therefore agree as follows:

                                    AGREEMENT

1.        Definitions

          For the purposes of this Agreement:

          "Benefit Arrangement" means any material benefit arrangement that is not a Plan, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits,
(iii) any incentive bonus or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance pay, salary continuation for disability, or other leave of absence, supplemental unemployment benefits, lay-off, reduction in force or similar benefits, (v) any stock option or equity compensation plan, (vi) any deferred compensation plan, (vii) any compensation policy or practice, (viii) any educational assistance arrangements or policies,
(ix) any plan governed by Section 125 of the Code and (x) any change of control arrangements or policies.

          "Business" means the business conducted by the Company, including, without limitation, the pickup, transportation, storage and delivery of data on magnetic or optical media or in paper form, the performance of source code escrow services, and the provision of services relating to the foregoing.

          "Cash Portion of the Purchase Price" means the Purchase Price less $46,000,000.

          "Closing" means consummation of the transactions contemplated in
Section 4 hereof with respect to the Shares.

          "Closing Bonus" means a bonus in an aggregate amount of not more than **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** that the Company intends to pay to certain employees of the Company immediately prior to Closing (such amount to be financed through an increase in Indebtedness, therefore reducing the Purchase Price pursuant to Section 3 of this Agreement to the extent such Indebtedness is not paid by the Company at Closing).

          "Closing Date" means the date on which Closing occurs, determined as provided in Section 4.1 hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means the common stock, $0.0855 par value per share, of the Company.

          "Company" means Data Base, Inc., a Washington corporation.

          "Covered Liabilities" has the meaning assigned to that term in Section 12.1(a) hereof.

          "Cumulative Limitation Amount" has the meaning assigned to that term in Section 10.4(d) hereof.

          "Customer Contracts" means all data protection service agreements, recovery data management and service agreements, source code escrow agreements, and other contracts and purchase orders between the Company and the Company's customers related to the Business.

          "DBRHC" means Data Base Real Estate Holdings, LLC, a Washington limited liability company.

          "DBRHC Real Estate" means the real estate owned by DBRHC that is the subject of leases under which DBRHC is the landlord and the Company is the tenant listed in Schedule A.

          "Deferral Notice" has the meaning assigned to that term in Section 10.4(b) hereof.

          "Deferral Period" has the meaning assigned to that term in Section 10.4(b) hereof.

          "Determination Price" means $31.153125.

          "DOJ" means the Antitrust Division of the United States Department of Justice.

          "Environmental Laws" means all Governmental Regulations relating to pollution or protection of the environment or public health, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USC 9601 et seq and any analogous state statutes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any Person that is or has been in the five-year period ending on the Closing Date treated as a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

          "Escrow Agent" means an escrow agent to be selected by Purchaser, subject to the consent of Sellers (such consent not to be unreasonably withheld or delayed).

          "Escrow Agreement" has the meaning assigned to that term in Section
5.8 hereof.

          "Escrow Indemnity Deposits" means **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** shares of Iron Mountain Common Stock to be withheld from the Stock Portion of the Purchase Price delivered to Sellers on the Closing Date, together with any interest and earnings which accrue thereon.

          "Escrow Indemnity Period" means a period of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** after the Closing Date.

          "Escrow Release Date" has the meaning assigned to that term in Section 12.4(c) hereof.

          "Excluded Assets" means the assets of the Company listed in Schedule B that will be distributed by the Company to John J. Luger at or prior to Closing.

          "Financial Statements" has the meaning assigned to that term in
Section 7.8 hereof.

          "FTC" means the Federal Trade Commission.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Entity" has the meaning assigned to that term in Section
7.6 hereof.

          "Governmental Regulation" has the meaning assigned to that term in
Section 4.1 hereof.

          "Hazardous Substance" means any substance (i) the presence of which requires or may hereafter require notification, removal or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste," "hazardous material," "hazardous substance," "dangerous waste," "toxic substance" or similar term under any present Environmental Law; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and which is regulated pursuant to any Environmental Law or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indebtedness" means: (a) debt of the Company evidenced by notes payable, as shown on the 1998 Balance Sheet, to (i) Seafirst Bank, (ii) James Tidyman, (iii) First Safe Deposit

Corporation, (iv) Michael Cranston and William Krohn, (v) John J. Luger, (vi) HKLS Inc. and (vii) Kathryn Schroeder, as trustee for the Joe Bingaman Trust;
(b) all obligations, contingent or otherwise, (i) in respect of borrowed money, notes or similar interests, (ii) under leases which should be capitalized in accordance with GAAP on the Company's balance sheet, and (iii) in respect of the deferred purchase price of property and guarantees, endorsements and other contingent obligations in respect of obligations of the type referred in this clause (b) of others; (c) the aggregate full amount of (1) all installment sales amounts, contingent payments or "earnouts" that the Company may be required to pay under any agreements pursuant to which the Company acquired the outstanding capital stock or assets of another Person and (2) deferred compensation payable pursuant to the deferred compensation plan listed as item 2 on Schedule 7.17(a);
(d) accrued interest to the Closing Date in respect of the obligations of the type referred to in clauses (a) and (b) above, and all fees, expenses and other amounts (including any prepayment penalty or so-called "breakage" amounts) due in connection with the prepayment in full of such Indebtedness which will be prepaid at Closing; and (e) expenses incurred by the Company directly related to consummation of the transactions contemplated by this Agreement and, notwithstanding the limitation in Section 3, whether or not a bill or invoice relating to such expenses has been delivered on or prior to the Closing Date.

          "Indemnification Determination Price" as of a particular date means the average closing price per share of Iron Mountain Common Stock, based on each day's closing price as provided by the NASDAQ National Market System or, if unavailable from such source, then as reported in the Wall Street Journal, for the period of thirty (30) trading days ending on the third trading day prior to (and not including) such date.

          "Indemnified Party" has the meaning assigned to that term in Section
12.2 hereof.

          "Indemnifying Party" has the meaning assigned to that term in Section
12.2 hereof.

          "Initial Distribution Date" has the meaning assigned to that term in
Section 12.4(b) hereof.

          "Intellectual Property" has the meaning assigned to that term in
Section 7.5 hereof.

          "Iron Mountain Common Stock" means the common stock of Purchaser to be issued to Sellers in partial consideration for the Shares pursuant to Section 4.2(b) hereof.

          "Iron Mountain SEC Reports" has the meaning assigned to that term in
Section 8.10(a) hereof.

          "Joinder Agreement" means the Amendment, Waiver and Joinder Agreement to Registration Rights Agreement to be entered at or prior to Closing by Sellers, Purchaser and stockholders of Purchaser named in the Registration Rights Agreement representing not less than a majority in interest of such stockholders substantially in the form attached as Exhibit 4.2(a)(2).

          "Lien" means any mortgage, lien, charge, security interest, pledge or other deposit arrangement, encumbrance, condition, sale, title retention or other similar arrangement, device or agreement, restriction, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

          "Material Adverse Change" with respect to a Party means a material adverse change in such Party's business, assets, liabilities, properties, financial condition or results of operations, other than any such change arising out of or resulting **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** from general economic, financial, competitive or market conditions or from changes in or generally affecting the industry in which such Party conducts its business (it being understood and agreed that a reduction in the price of shares of Iron Mountain Common Stock shall not, in and of itself, constitute or be deemed to reflect a Material Adverse Change).

          "Material Contract" means each agreement, contract or understanding (other than a Customer Contract) to which the Company is a party or by which it or any of its assets is bound that (i) involves obligations of or payments to or from the Company reasonably expected to exceed **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** per year or **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** in the aggregate; (ii) constitutes a joint venture or similar contract or agreement; (iii) constitutes a note, mortgage, indenture, guaranty, other obligation, agreement or other instrument for or relating to any lending or borrowing (including assumed debt); (iv) constitutes an agreement under which the Company is lessee of or holds or operates any real property or material item of equipment; (v) imposes any nondisclosure or confidentiality obligations on the Company (other than those entered into in the ordinary course of business with customers and employees); or (vi) prohibits or limits the Company from freely engaging in any business or competing anywhere in the world.

          "Material Information Event" has the meaning assigned to that term in
Section 10.4(b) hereof.

          "1998 Balance Sheet" means the December 31, 1998 balance sheet forming part of the Financial Statements.

          "Noncompetition Agreement" has the meaning assigned to that term in
Section 4.2(a) hereof.

          "Party" shall, unless the context otherwise requires, refer to Purchaser, on the one hand, and the Company and Sellers, on the other hand.

          "Permits" has the meaning assigned to that term in Section 7.6 hereof.

          "Person" means any natural person, corporation, firm, unincorporated organization, partnership, limited partnership, limited liability company, trust, business trust, joint venture, joint stock company, Governmental Entity or other organization or entity.

          "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA).

          "Pro Rata Share" has the meaning assigned to that term in Section 4.2(b) hereof.

          "Purchase Price" has the meaning assigned to that term in Section 3 hereof.

          "Purchaser" means Iron Mountain Incorporated, a Delaware corporation.

          "Purchaser Indemnified Parties" has the meaning assigned to that term in Section 12.1(a) hereof.

          "Qualified Plan" has the meaning assigned to that term in Section 7.17(d) hereof.

          "Real Estate Purchase Agreement" means the Real Estate Purchase and Sale Agreement that has been, or contemporaneously with execution and delivery of this Agreement will be, entered into between DBRHC and Purchaser, pursuant to which DBRHC intends to sell to Purchaser, and Purchaser intends to buy from DBRHC, all of the DBRHC Real Estate.

          "Registration Rights Agreement" means that Amended and Restated Registration Rights Agreement dated as of June 12, 1997 among Purchaser and the stockholders of Purchaser named therein, as amended by the Joinder Agreement.

          "Related Agreements" means this Agreement, the Escrow Agreement, the Noncompetition Agreement, the Joinder Agreement and the Registration Rights Agreement.

          "Related Person" with respect to any Person means (i) any member of such Person's immediate family, (ii) any individual or entity that directly or indirectly controls, is controlled by or is under common control with such Person or any member of such Person's immediate family, (iii) any entity which such Person or any member of such Person's immediate family serves as a director, officer, partner, executor or trustee of such entity and (iv) any entity in which such Person or any member of such Person's immediate family owns a ten percent (10%) or more interest in the capital stock or beneficial interest of such entity.

          "Sale Notice" has the meaning assigned to that term in Section 10.4(b) hereof.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Seller Indemnified Parties" has the meaning assigned to that term in
Section 12.1(b) hereof.

          "Sellers" means (i) John J. Luger, (ii) Donna M. Luger, (iii) Mary Ann Montandon, George F. Luger and Lisa Luger Frey, as co-trustees of the Lisa Luger Frey GST Trust, (iv) Mary Ann Montandon, George F. Luger and Tanya Luger Paszkeicz, as co-trustees of the Tanya Luger Paszkeicz GST Trust, (v) Mary Ann Montandon, George F. Luger and John J. Luger, Jr., as co-trustees of the John J. Luger, Jr. GST Trust, and (vi) Mary Ann Montandon and George F. Luger, as co-trustees of the Justin T. Luger GST Trust.

          "Sellers' Knowledge" means the actual knowledge of John J. Luger, Matthew B. Frey, Kevin Koski, John Tomovcsik and Marian Kessel.

          "Sellers' Representative" has the meaning assigned to that term in
Section 12.4 hereof.

          "Separate Counsel" has the meaning assigned to that term in Section 12.2(b) hereof.

          "Shares" means all of the issued and outstanding shares of the Common Stock.

          "Shelf Registration Statement" has the meaning assigned to that term in Section 10.4(a) hereof.

          "Stock Portion of the Purchase Price" means $46,000,000.

          "Taxes" has the meaning assigned to that term in Section 7.13 hereof.

          "Termination Date" means May 1, 1999.

          "Unresolved Claims" means any claim under Section 12 by a Purchaser Indemnified Party against Sellers, until such time as such claim or request has been paid in full or otherwise fully settled, compromised or adjusted by Purchaser, the Sellers' Representative and the Escrow Agent or by a final order of a court of competent jurisdiction resolving such claim, from which no appeal is or can be taken.

          "Year 2000 Compliant" means the ability to correctly recognize, record, store, present and process calendar dates after December 31, 1999 in the same manner as calendar dates before December 31, 1999.

2.        Purchase and Sale

          Purchaser hereby agrees to purchase from each Seller, and each Seller hereby agrees to sell to Purchaser, on the terms and conditions contained herein, all of the Shares owned by such Seller as set forth on Schedule 2 attached hereto, free and clear of all Liens; provided, however, that Purchaser shall not be required to purchase any Shares unless all Shares (which shall consist of all shares of outstanding capital stock of the Company) are transferred to Purchaser, free and clear of all Liens, at Closing.

3.        Purchase Price

          The purchase price to be paid to Sellers for the Shares (the "Purchase Price") will be One Hundred Million Dollars ($100,000,000), less the outstanding balance, if any, of the Indebtedness as of the Closing Date. Subject to the provisions of Section 12.4 hereof, the Purchase Price shall be payable to Sellers at Closing in the manner described in Section 4.2(b) hereof.

4.        Closing

          4.1.      Time and Place of Closing

          The Closing shall occur in at the offices of Heller Ehrman White & McAuliffe, 6100 Columbia Center, 701 Fifth Avenue, Seattle, Washington, on the day that is the later of (a) five (5) business days after (i) expiration or early termination of the "waiting period" and any extensions thereof under the HSR Act and (ii) if an injunction, court order, judgment, decree, administrative order, statute, law (including common law), ordinance, by-law, rule, regulation or policy of any Governmental Entity (a "Governmental Regulation") enjoining or restraining consummation of the transactions contemplated by this Agreement has been obtained, the reversal, lifting or other successful appeal or resolution of such Governmental Regulation (which reversal, lifting, or appeal shall itself become final and non-appealable) or (b) five (5) business days after satisfaction of all other conditions to performance of the Parties' obligations to close hereunder, or on such other date as the Parties may mutually agree in writing. The consummation of the transactions contemplated by this Agreement and Closing will be deemed to take place at 12:01 a.m. (local time) on the date on which Closing actually occurs. If Closing does not occur on or before the Termination Date, either Party may give notice to the other of its intention to terminate this Agreement, in which event the obligation of each Party to close the transactions contemplated hereby shall terminate on that date which is five (5) business days after the giving of such notice if Closing has not by then occurred, unless the failure to effect Closing shall have resulted from a default by the Party giving such notice of termination; provided, however, that the Termination Date shall be extended to June 1, 1999 if the sole reason Closing has not occurred by the Termination Date is due to the failure to satisfy the conditions set forth in Section 5.4 and Section 6.3. No such notice shall relieve any Party of any liability for its breach of this Agreement.

          4.2.      Obligations To Be Performed at Closing

                    (a)       At Closing, Sellers shall:

                              (i) deliver to Purchaser stock certificate(s)
representing the Shares, duly endorsed in blank or accompanied by stock powers or other duly executed instruments of transfer, as may be necessary to effect the transfer of good and marketable title to the Shares to Purchaser or such Person as Purchaser may designate to hold such Shares, free and clear of all Liens;

                              (ii) deliver the resignations, effective as of the
Closing Date, of all officers and members of the Board of Directors of the Company as are requested by Purchaser;

                              (iii) deliver true, correct and complete originals
of the stock books, stock ledgers, minute books and corporate seals of the Company as are in the Company's possession;

                              (iv) cause John J. Luger to execute and deliver to
Purchaser the Noncompetition Agreement in favor of Purchaser in the form attached as Exhibit 4.2(a)(1) hereto (the "Noncompetition Agreement");

                              (v) cause the Sellers' Representative to execute
and deliver to Purchaser the Escrow Agreement;

                              (vi) execute and deliver to Purchaser the Joinder
Agreement;

                              (vii) deliver to Purchaser payoff letter(s)
relating to the Indebtedness that will be paid by the Company at Closing; and

                              (viii) execute and deliver to Purchaser any other
documents required to be delivered by Sellers to Purchaser at or prior to Closing pursuant to this Agreement or otherwise in connection with the transactions contemplated by this Agreement.

                    (b)       At Closing, Purchaser shall:

                              (i) pay to Sellers the Cash Portion of the
Purchase Price by wire transfer to a bank account designated by Sellers in immediately available funds;

                              (ii) subject to the provisions of Section 12.4,
execute and deliver to each Seller stock certificate(s) representing that number of shares of Iron Mountain Common Stock as shall equal the product of (A) the quotient obtained by dividing the Stock Portion of the Purchase Price by the Determination Price multiplied by (B) such Seller's pro rata share of the Common Stock as set forth on Schedule 2 ("Pro Rata Share"), provided, that if such product would result in a fractional share, then in lieu of issuing any such fractional share, Purchaser shall pay to such Seller cash in an amount equal to the product of the Determination Price multiplied by such fraction;

                              (iii) execute and deliver the Noncompetition
Agreement to John J. Luger;

                              (iv) execute and deliver to the Sellers'
Representative the Escrow Agreement;

                              (v) execute and deliver to each Seller the Joinder
Agreement and deliver to Sellers signature pages for all other parties to the Joinder Agreement (other than Sellers);

                              (vi) deliver to Sellers a copy of a resolution of
the directors and, if required by law, shareholders of Purchaser, certified by an officer of Purchaser, approving the transactions that are the subject of this Agreement; and

                              (vii) execute and deliver to Sellers any other
documents required to be delivered by Purchaser to Sellers at or prior to Closing pursuant to this Agreement or otherwise in connection with the transactions contemplated by this Agreement; and

5.        Conditions Precedent to Obligations of Purchaser to Effect Closing

          The obligations of Purchaser to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at Closing shall be subject to the satisfaction of the following conditions at or before Closing, any one or more of which may be waived by Purchaser and the non-fulfillment of any of which will permit Purchaser, at its sole option, to terminate this Agreement:

          5.1. Accuracy of Representations and Warranties; Compliance With Covenants

          All representations and warranties of Sellers contained herein (including all applicable Exhibits and Schedules) shall have been true in all material respects when made. In addition, the representations and warranties of Sellers contained in this Agreement identified on Exhibit 5.1 hereto shall be true in all material respects (except for representations and warranties that contain a qualification as to materiality, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as if again made on and as of such date. Further, all other representations and warranties of Sellers contained herein shall be true in all material respects (except for representations and warranties that contain a qualification as to materiality, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as if again made on and as of such date, except for any breaches that, individually or in the aggregate, would not result in a Material Adverse Change in the Company. The Company and Sellers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Closing Date (other than Sellers' obligations under Section 4.2(a), which shall be performed in all respects). At Closing Sellers shall have delivered a certificate confirming the matters set forth in the second, third and fourth sentences of this Section 5.1.

          5.2.      Legal Proceedings; Governmental Filings

          Except with respect to the HSR Act or antitrust matters, which will be governed by Section 5.4, no Governmental Regulation shall be in effect which enjoins, restrains, conditions or prohibits, or seeks damages or other relief in connection with, consummation of this Agreement or the transactions contemplated herein, and no litigation, investigation or administrative proceeding (other than action initiated or threatened by Purchaser) shall be pending or threatened in writing which would enjoin, restrain, condition or prevent, or seeks damages or other relief in connection with, consummation of this Agreement or the transactions contemplated herein or which reasonably could be expected to result in a Material Adverse Change in the Company. All filings required by applicable law to be made by Sellers with or to any Governmental Entity in connection with the transactions contemplated by this Agreement shall have been made and any waiting period thereunder shall have lapsed.

          5.3.      Third-Party Consents

          Except with respect to the HSR Act or antitrust matters, which will be governed by Section 5.4, Sellers shall have obtained all written consents, if any, to consummation of the transactions contemplated by this Agreement (i) by any party to a Material Contract if such consent is required, (ii) by any licensor of any material Intellectual Property used by the Company if such consent is required and (iii) any other required consent (other than those which, if not obtained, would not, individually or in the aggregate, result in a Material Adverse Change in the Company).

          5.4.      HSR Act

          All required waiting periods applicable to this Agreement and the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated without there being in effect a Governmental Regulation enjoining or restraining consummation of such transactions; provided that upon the reversal, lifting or other successful appeal or resolution of such Governmental Regulation, the condition set forth in this
Section 5.4 will be deemed fulfilled.

          5.5.      Real Estate Purchase Agreement

          The conditions precedent to Purchaser's obligations to acquire the DBRHC Real Estate shall have been satisfied or waived, and DBRHC shall simultaneously with Closing perform all of its obligations to convey the DBRHC Real Estate to Purchaser, in accordance with the terms of the Real Estate Purchase Agreement.

          5.6.      Resignations; Releases

          Each of the officers and directors of the Company and each trustee and/or administrator under any Plan or Benefit Arrangement of the Company shall have submitted his, her or its unqualified written resignation, dated as of the Closing Date, from all such positions held with the Company (and, at the request of Purchaser, from positions as an employee of the Company) and as a trustee and/or administrator for each such Plan or Benefit Arrangement (which resignation shall include a release, in form and substance reasonably acceptable to Purchaser, pursuant to which the Company will be released from any and all liabilities, claims and actions effective as of the Closing Date).

          5.7.      Related Person Transactions

          Except for (i) leases between the Company and DBRHC to be assigned to Purchaser under the Real Estate Purchase Agreement and (ii) such contracts, agreements and undertakings which Purchaser has given notice to the Company it wants to retain, which contracts shall be effective as of the Closing Date, all contracts, agreements and undertakings between the Company and any Related Person thereof or of any Seller thereof shall have been satisfied and discharged as of the Closing Date with no further liability to the Company.

          5.8.      Escrow Agreement

          Purchaser, the Sellers' Representative and the Escrow Agent shall have executed and delivered an Escrow Agreement in form and substance reasonably satisfactory to Sellers and Purchaser to hold the Escrow Indemnity Deposits contemplated hereby (the "Escrow Agreement").

          5.9.      Legal Opinion

          Sellers and the Company shall have furnished Purchaser with an opinion dated the Closing Date of Heller, Ehrman, White & McAuliffe, counsel for Sellers and the Company, in form and substance reasonably satisfactory to Purchaser and its counsel.

          5.10.     No Material Adverse Change

          Since December 31, 1998, there shall not have occurred and be continuing any Material Adverse Change in the Company.

          5.11.     Satisfaction with Documents

          All agreements, certificates, opinions and other documents shall be reasonably satisfactory in form, scope and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers.

6.        Conditions Precedent to Obligations of Sellers to Effect the Closing

          The obligations of Sellers to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at Closing shall be subject to the satisfaction of the following conditions at or before Closing, any one or more of which may be expressly waived in writing by Sellers and the non-fulfillment of any of which will permit Sellers, at their sole option, to terminate this Agreement:

          6.1. Accuracy of Representations and Warranties; Compliance With Covenants

          All representations and warranties of Purchaser contained herein (including all applicable Exhibits and Schedules) shall have been true in all material respects when made. In addition, the representations and warranties of Purchaser contained in this Agreement identified on Exhibit 6.1 hereto shall be true in all material respects (except for representations and warranties that contain a qualification as to materiality, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as if again made on and as of such date. Further, all other representations and warranties of Purchaser contained herein shall be true in all material respects (except for representations and warranties that contain a qualification as to materiality, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as if again made on and as of such date, except for any breaches that, individually or in the aggregate, would not result in a Material Adverse Change in Purchaser. Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date (other than Purchaser's obligations under Section 4.2(b), which shall be performed in all respects). At Closing Sellers shall have delivered a certificate confirming the matters set forth in the second, third and fourth sentences of this Section 6.1.

          6.2.      Legal Proceedings; Governmental Filings

          Except with respect to the HSR Act or antitrust matters, which will be governed by Section 6.3, no order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits, or seeks damages or other relief from Sellers in connection with, consummation of this Agreement or the transactions contemplated herein, and no litigation, investigation or administrative proceeding (other than action initiated by the Company or Sellers) shall be pending or threatened in writing which would enjoin, restrain, condition or prevent, or seeks damages or other relief from Sellers in connection with, consummation of this Agreement or the transactions contemplated herein. All filings required by applicable law to be made by

Purchaser with or to any Governmental Entity in connection with the transactions contemplated by this Agreement shall have been made and any waiting period thereunder shall have lapsed.

          6.3.      HSR Act

          All required waiting periods applicable to this Agreement and the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated without there being in effect a Governmental Regulation enjoining or restraining consummation of such transactions; provided that upon the reversal, lifting or other successful appeal or resolution of such Governmental Regulation, the condition set forth in this Section 6.3 will be deemed fulfilled.

          6.4.      Real Estate Purchase Agreement

          The conditions precedent to Seller's obligations to sell the DBRHC Real Estate shall have been satisfied or waived, and Purchaser shall simultaneously with Closing perform all of its obligations to acquire the DBRHC Real Estate to Purchaser, in accordance with the terms of the Real Estate Purchase Agreement.

          6.5.      Escrow Agreement

          Purchaser, the Sellers' Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.

          6.6.      Legal Opinion

          Purchaser shall have furnished Sellers with an opinion dated the Closing Date of Sullivan & Worcester LLP, counsel for Purchaser, in form and substance reasonably satisfactory to Sellers, the Company and their counsel.

          6.7.      No Material Adverse Change

          Since September 30, 1998, there shall not have occurred and be continuing any Material Adverse Change in Purchaser.

          6.8.      Third-Party Consents

          Purchaser shall have obtained the written consent of stockholders of Purchaser named in the Registration Rights Agreement representing a majority in interest of such stockholders.

          6.9.      Satisfaction with Documents

          All agreements, certificates, opinions and other documents shall be reasonably satisfactory in form, scope and substance to Sellers and their counsel, and Sellers and their counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers.

7.        Representations and Warranties of Sellers

          To induce Purchaser to enter into and perform this Agreement, Sellers represent and warrant to Purchaser as follows:

          7.1.      Organization and Authority

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, is duly qualified to do business and is in good standing in all other jurisdictions where its failure to qualify to do business would result in a Material Adverse Change in the Company. The Company has all requisite power and authority to own or hold under lease its properties and to conduct the Business, to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby.

          7.2.      Due Authorization and Execution

          The execution, delivery and performance of each Related Agreement to which it is a party has been duly authorized by all requisite action on the part of the Company and each Seller. Each Related Agreement to which it is a party has been, or at Closing will be, duly authorized, executed and delivered by the Company and each Seller and is, or at Closing will be, a legal, valid and binding obligation of the Company and such Seller, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by equitable principles of general applicability.

          7.3.      Certain Assets

                    (a) Except as set forth on Schedule 7.3, the Company (i) has good and marketable title to all of the material assets and properties used in the Company's Business or otherwise reflected on the 1998 Balance Sheet and to all assets and properties acquired by the Company since such date that would, had it been acquired prior to such date, be capitalized on or included in such balance sheet (except for assets and properties sold, consumed or otherwise disposed of by the Company in the ordinary course of business since the date thereof), and (ii) has good title to all leasehold estates in all material assets and properties which it leases, in each case, free and clear of all Liens except for (A) Liens in favor of Seafirst Bank as set forth on Schedule 7.3, which will be paid in full and terminated at Closing, (B) Liens for current Taxes not yet due and payable or for Taxes the validity of which is being contested in good faith and for which adequate reserves have been established on the 1998 Balance Sheet, (C) statutory mechanics', materialmen's and other similar Liens which have arisen in the ordinary course of business, and (D) Liens contemplated by this Agreement or any of the Exhibits or Schedules hereto or by any of the documents referred to herein or therein. To Sellers' Knowledge, all material assets and properties owned or leased by it are in good operating condition and repair except for reasonable wear and tear.

                    (b) Each lease or other agreement pursuant to which the Company leases any material assets or properties is a legal, valid and binding obligation of the Company and, to Sellers' Knowledge, each other party thereto. Except as set forth on Schedule 7.3, neither the Company nor, to Sellers' Knowledge, any other party thereto, is in material breach or default of any such lease or other agreement. The Company enjoys undisturbed possession under all such leases or other agreements.

                    (c) Schedule 7.3 sets forth a true and complete list of all banks, brokerage firms, trust companies or savings and loan associations in which the Company has an account or safe deposit box, and the persons authorized to have access to, draw on or authorize transactions in such account or safe deposit box, and the names of all Persons, if any, holding powers of attorney from the Company and a summary statement as to the terms thereof.

                    (d) The Company owns, or has the right to use pursuant to valid leases and licenses, all assets that are necessary for the conduct of the Business.

          7.4.      Contracts

                    (a) Schedule 7.4(a) sets forth a true and complete list of
(i) all customers serviced by the Company as of December 31, 1998, by customer number (but not by name) and billings for such customer for the month of December 1998 and (ii) all Material Contracts of the Company. The Company has made available for Purchaser's inspection the Material Contracts and its standard forms of (x) data protection service agreements, (y) recovery data management and service agreements and (z) source code escrow agreements. As of December 31, 1998, no single Customer account represented more than **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** of the Company's gross revenues for the fiscal year then ended.

                    (b) To Sellers' Knowledge, each of the Customer Contracts and Material Contracts is valid and in full force and effect and enforceable against the parties thereto. To Seller's Knowledge, except as set forth in
Schedule 7.4(b)(1), (i) there are no existing material defaults, and the Company has not received or given notice of a material default or claimed default, with respect to any Customer Contract or Material Contract (other than delinquencies by customers of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** or less as of the date of this Agreement), (ii) no event has occurred which with notice or lapse of time, or both, would constitute a default thereunder and (iii) except in the context of negotiations of expired or nearly expired contracts in the usual course of the Company's Business, the Company has not received any notice or other information indicating that any party to any Customer Contract or Material Contract intends to cancel or terminate the same or to materially decrease the rate of or materially change the terms of doing business with the Company. Schedule 7.4(b)(2) sets forth the results of Sellers' review, conducted in connection with preparations for the transactions contemplated by this Agreement, of the following features of the Company's Customer Contracts: (i) the form (if any) used and (ii) whether there are material deviations from the form and, if so, whether such deviations relate to the disclaimers of liability for consequential damages or reproduction of data. **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**

          7.5.      Intellectual Property

          Except as set forth in Schedule 7.5 and except for licenses of computer software used by the Company that is generally available "off-the-shelf" through commercial software vendors, the Company owns or has the right to use, without payment to or interference from any person, all of the trademarks, service marks, trade names, copyrights, patents, applications for registration of any of the foregoing, computer software or software programs (including source code and object code), proprietary methodologies, processes, specifications, and other intellectual property of whatever kind or description, which are necessary for the present or planned operation of the Business (the "Intellectual Property"), except if the failure to own or have the right to use the Intellectual Property will not result in a Material Adverse Change in the Company. Without intending to limit the generality of the foregoing, each of SecureBase and SecureSync is original and is capable of copyright protection in the United States, and, except as set forth in Schedule 7.5, the Company has complete rights to and ownership of SecureBase and SecureSync, including possession of the source code for such software applications in its most recent form. Each of SecureBase and SecureSync (i) is free from any material defect or programming or documentation error and operates and runs in substantial conformity to the specifications thereof (except (A) as set forth in Schedule 7.23, with respect to whether SecureBase and SecureSync are Year 2000 Compliant, or (B) where the existence of such defect or error or failure to so operate and run could not reasonably be expected to result in a Material Adverse Change in the Company), and (ii) can be recreated from its associated source code. The Company has received no notice of, and to Sellers' Knowledge (except that as to SecureBase and SecureSync, such knowledge qualifier shall not apply) there is no, conflict with, infringement of or other violation of rights of others with respect to any Intellectual Property. Schedule 7.5 sets forth all licenses, sublicenses or agreements pertaining to any of the Intellectual Property (other than with respect to "off-the-shelf" software) owned or used by the Company in the present and planned operation of the Business. To Sellers' Knowledge, none of the Company's Intellectual Property is being infringed or violated by any other Person.

          7.6.      Permits

          The Company has obtained all approvals, permissions, consents, licenses, franchises, permits and other authorizations (collectively, "Permits") from any federal, state or local governmental or regulatory entity (a "Governmental Entity") that are required for the conduct of the Business and no event has occurred which (with the giving of notice or passage of time or both) may constitute a material breach or violation of any such Permits. To Sellers' Knowledge, all Permits are in full force and effect and the Company has not received notice from any Governmental Entity of its intent to revoke or terminate any of such Permits.

          7.7.      Insurance

          Schedule 7.7 sets forth a description of each insurance policy maintained by the Company with respect to the Business (including, without limitation, expiration dates, risks insured against, amounts of coverage, annual premiums, exclusions, deductibles and self-insured retention amounts) and each such policy is in full force and effect. Except as set forth in Schedule 7.7, the Company is not in default with respect to its obligations under any such policy and does not have any self-insurance or co-insurance programs. Except as set forth in Schedule 7.7, the Company has not, within the past year, or to Sellers' Knowledge within the four (4) years prior to such year, been refused insurance by any insurance carrier to which it has applied for insurance.

          7.8.      Financial Statements

          The Company has provided to Purchaser true and complete copies of the audited balance sheets of the Company dated as of December 31, 1997 and 1998, and the related audited statements of income, cash flow and changes in shareholders' equity for the Company for the respective 12-month periods then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Company in accordance with GAAP applied on a consistent basis and the Company's usual and customary practices. The Financial Statements fairly present the financial condition, assets and liabilities of the Company as of the dates thereof and the results of operations for the indicated periods. At December 31, 1998, the Company did not have any obligations or liabilities, past, present or deferred, fixed, absolute, contingent or other, regardless of when asserted, relating to the Company arising out of transactions entered into at or prior to such date, or any action or inaction at or prior to such date, except (i) as disclosed in the 1998 Balance Sheet, or the notes thereto, or (ii) for obligations arising under contracts entered into in the ordinary course prior to such date to the extent performance is required after such date. Since December 31, 1998, the Company has not incurred any such obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the Company, which do not and could not be reasonably expected to, in the aggregate, result in a Material Adverse Change in the Company, and fees relating to the transactions contemplated by this Agreement.

          7.9.      Capitalization; Subsidiaries

                    (a) The authorized capital stock of the Company consists of 500,000 shares of Common Stock, $0.0855 par value per share, including 1,000 shares designated as Voting Common Stock (of which 400 shares are issued and outstanding) and 499,000 shares designated as Nonvoting Common Stock (of which 99,600 shares are issued and outstanding).

                    (b) Sellers own all of the issued and outstanding shares of Common Stock, free and clear of all Liens, except for Liens (i) arising in connection with this Agreement or (ii) arising from applicable securities laws. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued and fully paid and are nonassessable and are not subject to any preemptive or similar rights and are owned of record and beneficially as set forth in Schedule 2. All outstanding Common Stock was issued in compliance with the Securities Act and any applicable state securities laws.

                    (c) There are no outstanding (i) securities convertible into or exchangeable for the capital stock of the Company, (ii) options, warrants or other rights to purchase or subscribe for capital stock of the Company or (iii) contracts, commitments, agreements, understandings or arrangements relating to the sale, transfer or issuance of any capital stock of the Company or any other equity interests or profit participations in the Company, any such convertible or exchangeable securities or any such options, warrants or rights, pursuant to which the Company or any Seller is subject or bound. The Company is not a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase or redeem any shares of capital stock. There are no voting trusts or voting agreements with respect to the Common Stock.

                    (d) The Company does not have any subsidiaries and is not the owner of capital stock or other equity interests in any entity.

          7.10. No Approvals or Notices Required; No Conflicts With Material Contracts

          Except as listed in Schedule 7.10, the execution, delivery and performance of each Related Agreement to which it is a party by the Company and each Seller, and the Real Estate Purchase Agreement by DBRHC, and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or constitute a default or violation (with or without the giving of notice or lapse of time, or both) of any Governmental Regulation, or of any Permit, authorization, status, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to any Seller, the Company or DBRHC,
(b) require any consent, approval or authorization of, or declaration, filing or registration with any Governmental Entity, except (i) for filings with the FTC and the DOJ pursuant to the HSR Act, and (ii) where the failure to obtain such consent is not reasonably likely to have a Material Adverse Change in the Company, (c) result in a material default under or violation of (with or without the giving of notice or lapse of time, or both), acceleration or termination (with or without the giving of notice or lapse of time or both) of, or give rise to an acceleration of any material obligation or to the loss of a material benefit under, any Material Contract or other restriction, encumbrance, obligation or liability affecting the DBRHC Real Estate, the Company or the Business (other than Customer Contracts or the item of Indebtedness described in clause (a)(i) in the definition of Indebtedness set forth in Section 1), (d) conflict with or result in a breach of or constitute a default or violation under any provision of the articles of incorporation or bylaws of the Company or any applicable trust agreement of Sellers, or (e) result in or permit the creation or imposition of any Lien upon any property now owned or leased by the Company or any Seller.

          7.11.     Affiliated Transactions

          Except as set forth on Schedule 7.11 and except for (i) leases of the DBRHC Real Estate, (ii) Indebtedness to John J. Luger, (iii) distributions of the Excluded Assets by the Company to John J. Luger and (iv) any entitlement to the Closing Bonus, no Seller or any Related Person of Sellers or the Company is a party to any agreement, contract, commitment or transaction with the Company or has any interest in any asset or property of the Company.

          7.12.     Employees

                    (a) There are no, and there has not been during the last five years any, collective bargaining or other agreements with any labor union or other employee organization to which the Company is a party and which relate to the Company's employees engaged in the Business. There have not been any unfair labor practices complaints, strikes, slowdowns, work stoppages, or (to Sellers' Knowledge) threats of the same, by any of Sellers' present or former employees. To Sellers' Knowledge, there is no union or other organizational campaign being conducted, and during the past five years, there have been no union or other organizational campaigns conducted, for the purpose of obtaining representation of any of the Company's employees.

                    (b) Schedule 7.12 contains a list of all employees of the Company as of December 31, 1998, and their dates of hire, positions, base compensation and accrued vacation as of such date.

                    (c) Except as set forth on Schedule 7.12 and Schedule 9.4 and except for the Closing Bonus, no employee of the Company will receive, accrue or be entitled to receive or accrue any additional benefits, service or accelerated rights to payments or benefits, or any severance, termination payments or other similar benefits as a result of the consummation of the transactions contemplated hereby. No employee shall receive from the Company, directly or indirectly, any payment, whether made under a Plan, Benefit Arrangement or otherwise, that shall constitute a parachute payment within the meaning of Section 280G of the Code.

          7.13.     Taxes

          The Company has duly and timely filed with the appropriate governmental agencies all tax returns, information returns and tax reports required by law to have been filed by it. The Company has paid in full all taxes, including any interest, penalties or other additions to tax imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, including, without limitation, all income taxes, real and personal property taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, gross receipts taxes and other governmental charges that the Company is required to pay, withhold or collect (collectively, "Taxes"), shown to be payable on such returns and reports or subsequently assessed. To Sellers' Knowledge, no deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes. The Company is not a party to any action or proceeding for assessment or collection of Taxes nor (to Sellers' Knowledge) has such event been asserted or threatened. No audit or investigation of the Company for Taxes by any Governmental Entity is under way. The Company has been a subchapter S corporation for federal and state income tax purposes since April 1, 1991, and shall continue to be a subchapter S corporation for federal and state income tax purposes until Closing.

          7.14.     Compliance With Laws

          The Company is, and has during the past five years been, in compliance with all Governmental Regulations applicable to the Company and the operation of the Business, the failure to comply with which might, in the aggregate, result in a Material Adverse Change in the Company, including, without limitation, all Governmental Regulations relating to antitrust, consumer protection, currency exchange, employee compensation, equal opportunity, health, occupational safety, securities matters, building, zoning and fire safety. The Company has received no notification that it is in violation of any Governmental Regulation, and no proceeding or inquiry has been initiated or (to Sellers' Knowledge) threatened with respect to any alleged violation of any Governmental Regulation. Except as disclosed in Schedule 7.14, as of the date hereof, there are no judgments, orders, injunctions, decrees, stipulations or awards against the Company, its properties or the Business that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change in the Company.

          7.15.     Conduct in the Ordinary Course

          Except as set forth on Schedule 7.15 or as contemplated by this Agreement, since December 31, 1998, the Company has conducted its business in the ordinary course, consistent with past practices. Without limiting the foregoing, except as set forth in Schedule 7.15 or as contemplated by this Agreement, since December 31, 1998, the Company has not, other than in the ordinary course of business consistent with past practice:

                    (a) sold, mortgaged, pledged or encumbered, or agreed to sell, mortgage or encumber, any of its material property or assets;

                    (b) incurred any obligation (contingent or otherwise), or purchased, acquired, transferred or conveyed, any material assets or property, or entered into any transaction or made or entered in any contract or commitment (including commitments to purchase any property or equipment);

                    (c) suffered any material damage or loss to any material assets or property;

                    (d) failed to maintain, or suffered the termination or lapse of, any material Permits necessary for operation of the Business;

                    (e) amended, terminated or allowed to expire any of its insurance policies or Material Contracts;

                    (f) canceled any debt or claim;

                    (g) borrowed any funds;

                    (h) waived any material rights without fair and adequate consideration;

                    (i) created or permitted to be created any material Lien on its material assets or property, or discharged or satisfied any Lien or paid any liability other than current liabilities and the current portion of long-term debt of the Company;

                    (j) issued, sold or pledged, authorized or committed to the issuance, sale or pledge of (A) additional shares of capital stock, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities or (B) any other securities in respect of, in lieu of, or substitution for, the Common Stock outstanding on the date of this Agreement;

                    (k) entered into, adopted or modified any Plan or Benefit Arrangement, increased the compensation or fringe benefits payable to any of its directors, officers, employees or consultants or otherwise altered, modified or changed the terms of their employment or engagement;

                    (l) amended its articles of incorporation, bylaws or other organizational documents;

                    (m) declared or paid any dividend on or in respect of, or purchased, redeemed or otherwise retired, any shares of capital stock of the Company, or made any other distribution on or in respect of any such shares (other than the distribution of the Excluded Assets to John J. Luger);

                    (n) entered into any transaction with any Related Person of the Company or any Seller (whether or not in the ordinary course and other than (i) the distribution of the Excluded Assets to John J. Luger, (ii) execution and delivery of leases relating to the DBRHC Real Estate, and (iii) the payment of Indebtedness to John J. Luger);

                    (o) accelerated the collection of accounts receivable or delayed payment of accounts payable;

                    (p) increased, or changed any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                    (q) changed any method of accounting or accounting practice of the Company; or

                    (r) entered into any agreement or commitment to do any of the foregoing actions contemplated by this Section 7.15.

          7.16.     Absence of Legal Proceedings

          No litigation, investigation or administrative proceeding (including, without limitation, any arbitration proceeding) is pending or (to Sellers' Knowledge) threatened in writing against or affecting the Company, its properties and assets or the Business which seeks to enjoin, restrain, condition or prevent consummation by Sellers of this Agreement or the transactions contemplated herein, or which would alone or in the aggregate have or reasonably be expected to result in a Material Adverse Change in the Company. Except as disclosed in Schedule 7.16, to Sellers' Knowledge, there are no events or conditions which would reasonably be expected to result in a legal or administrative proceeding against the Company that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change in the Company.

          7.17.     ERISA

                    (a) Except as described in Schedule 7.17(a), neither the Company nor any ERISA Affiliate contributes to any Plan or Benefit Arrangement nor has contributed to or sponsored any Plan or Benefit Arrangement in the five-year period ending on the Closing Date. For purposes of this Section 7.17, references to the Company shall be deemed to include its ERISA Affiliates, if any.

                    (b) Except as set forth on Schedule 7.17(b), the Company has (and upon consummation of the transactions contemplated by this Agreement will have) no liability (contingent or otherwise) under the applicable provisions of ERISA, any other similar federal or state statute, or under any of its Plans or Benefit Arrangements, to the Pension Benefit Guaranty Corporation or to any other person or entity, for any unfunded liability whatsoever with respect to any current or former employee of the Company, except for routine benefit claims.

                    (c) The form and operation of each Plan and Benefit Arrangement of the Company has complied in all material respects with the applicable provisions of ERISA, the Code and other Governmental Regulations. Except as set forth in Schedule 7.17(b), the Company has not received notice from any Governmental Entity challenging such compliance. Except as set forth in
Schedule 7.17(b), the Company has timely complied in all material respects with all reporting and disclosure obligations as they apply to its Plans and Benefit Arrangements and has complied in all material respects with the requirements of parts 6 and 7 of Subtitle B of Title I of ERISA (COBRA and HIPAA) and any equivalent state Governmental Regulations.

                    (d) The Internal Revenue Service has issued a favorable determination letter with respect to each Plan of the Company which is or was intended to comply with Section 401 of the Code (a "Qualified Plan"). No event has occurred that will or could reasonably be expected to give rise to disqualification of any Qualified Plan or to a tax under Section 511 of the Code.

                    (e) The Company has not, and has not in the past, been a party to or made contributions to any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA). The Company does not maintain or sponsor, and has not maintained or sponsored in the past, a pension plan (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA. None of the Company, any of its Plans, or any trustee or administrator of any of its Plans has engaged in a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) which would subject the Company or any of its directors, officers and employees to any material liability.

                    (f) Except as set forth in Schedule 7.17(b), the Company has delivered to Purchaser copies of each Form 5500 for each of its Plans and Benefit Arrangements filed in the last two years, and such forms are true and complete in all material respects. The Company has delivered to Purchaser correct and complete copies of all of its Plans and Benefit Arrangements and, where applicable, each of the following documents with respect to such Plans and Benefit Arrangements: (i) any amendments; (ii) any related trust documents;
(iii) any documents governing the investment and management of the Plan or the Benefit Arrangement, or the assets thereof, including, without limitation, any documents relating to fees incurred by the sponsor or participants and beneficiaries; (iv) the most recent summary plan descriptions and summaries of material modifications; and (v) written communications to employees to the extent the substance of the Plans and Benefit Arrangements described therein differ materially from the other documentation furnished to Purchaser under this clause.

                    (g) None of the Company, any Related Person of the Company, the directors, officers and employees of the Company or any such Related Persons, or any administrator or fiduciary of any Plan of the Company, has engaged in any transaction or acted or failed to act in a manner which would subject the Company or any of its directors, officers and employees to any material liability under ERISA for a breach of fiduciary duties under ERISA.

                    (h) Except as disclosed on Schedule 7.17(h), none of the assets of any Plan of the Company that is intended to comply with Section 401(a) of the Code are invested in securities of the Company or in employer real property, and each asset held under any such Plan may be liquidated or terminated without the imposition of any redemption or surrender charge or comparable liability.

                    (i) Except as set forth in Schedule 7.17(b), there have been no acts or omissions by the Company that have given rise to or could reasonably be expected to give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which the Company may be liable.

                    (j) There are no claims (other than routine claims for benefits) pending or, to Sellers' Knowledge, threatened involving any Plan of the Company or the assets of any such Plan.

                    (k) The 1998 Balance Sheet includes a pro rata amount of the contributions that would otherwise have been made in accordance with past practices for the periods covered thereby.

                    (l) No Plan of the Company that is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently completed fiscal year of such Plan.

                    (m) Except as set forth in Schedule 7.17(m), which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two years, and other than pursuant to the provisions of the COBRA or any equivalent state Governmental Regulation, the Company does not maintain any Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees of the Company or any of its affiliates.

                    (n) Except as set forth in Schedule 7.7, each Plan of the Company providing medical, dental, and prescription benefits, life insurance, accidental death and dismemberment, and long term disability coverage is fully-insured and not self-insured.

          7.18.     No Material Adverse Change

          Since December 31, 1998, there has not been and, to Sellers' Knowledge, there is not threatened any Material Adverse Change in the Company.

          7.19.     Environmental Matters

          The Company has not entered into or become bound by any consent decree, administrative order or compliance order relating to any Environmental Laws, nor has it received any request for information or notice of any violation of, or any liability, investigatory, corrective or remedial obligation under any Environmental Laws. Schedule 7.19 lists all site assessments, audits or other investigations that have been conducted by or on behalf of, or are in possession of, the Company or DBRHC relating to environmental matters at any property now or formerly owned, leased or operated by the Company and the Company has made all such site assessments, audits or other investigations available to Purchaser for inspection. The Company has obtained all material Permits and made all material filings which are required to be filed by it under applicable Environmental Laws in connection with the ownership of the Company's properties, facilities and assets, and the operation of the Business, and no event has occurred which may constitute a material breach or violation of any such Permits. All Permits are in full force and effect, no application deadlines for renewal of such Permits have passed and the Company has not received notice from any Governmental Entity that it intends to revoke or terminate any of such Permits. The Company has not disposed of, transported, released or arranged for the disposal of any Hazardous Substance, or owned, leased or operated any property or facility, in a manner giving rise to liabilities under any Environmental Laws. To Sellers' Knowledge, there are no underground storage tanks, polychlorinated biphenyls or asbestos-containing material in any form and condition at any property owned, leased or operated by the Company. No Lien in favor of any Governmental Entity relating to any liability of the Company or any other Person arising under any Environmental Laws has attached to any property owned, leased or operated by the Company. To Sellers' Knowledge, no facts or circumstances with respect to the past or current operation, properties or facilities of the Company or any predecessor or affiliate thereof would give rise to any liability or corrective or remedial obligation under any Environmental Laws. The Company is, and at all times has been, in compliance in all material respects with all applicable Environmental Laws. To Sellers' Knowledge, no Hazardous Substance has been spilled, disposed of, discharged or released into, upon, from, over or about any property presently or formerly owned, leased or operated by the Company, in a manner that has given or would give rise to liabilities under any Environmental Laws.

          7.20.     Brokerage

          Neither Sellers nor any director, officer, agent or employee acting on behalf of the Company has retained any broker or finder in connection with the transactions contemplated by this Agreement other than Donaldson, Lufkin & Jenrette Securities Corporation, whose fees shall be paid by the Company.

          7.21.     Operational Matters

                    (a) All items received and stored by the Company on behalf of customers are held in storage by the Company (except for items withdrawn or destroyed at the customer's request), and are locatable without extraordinary effort through the Company's inventory software system or manual inventory system. The Company's invoices to customers do not charge customers for storage of nonexistent items or services not performed in any material respect.

                    (b) The Company's invoices to its customers are accurate in all material respects. Except for invoices to deferred customers who are billed in advance but as to which the Company does not recognize income until services are actually performed, the Company invoices for storage monthly in arrears and does not invoice for any services until the services have been performed.

                    (c) There are no material pending, or to Sellers' Knowledge threatened, claims by customers for damage (including damage by water) to customer materials in the Company's custody.

                    (d) The Company has sufficient racked and unfilled shelving locations to accommodate all magnetic media in the Company's custody, plus all magnetic media returned to customers on temporary retrieval.

          7.22.     Adverse Restrictions

          To Sellers' Knowledge, the Company is not a party to or subject to, nor is any of its property subject to, any contract, agreement, lease, or any other obligation or restriction of any kind or character, or any aggregation thereof, which impairs in any material respect the Company from conducting the Business as it is currently being conducted or which could reasonably be expected to result in a Material Adverse Change in the Company.

          7.23.     Year 2000

          Schedule 7.23 sets forth the material steps that have been taken by the Company as of the date hereof with respect to reviewing and assessing the extent to which the Business is Year 2000 Compliant.

          7.24. Corporate Records

          The copies of the articles of incorporation, bylaws and all amendments thereto of the Company that have been delivered to Purchaser are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company, copies of which have been made available to Purchaser, contain accurate minutes of all actions taken at all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the shareholders of the Company.

          7.25.     Seller's Expertise

                    (a) The shares of Iron Mountain Common Stock to be acquired by each Seller pursuant hereto are being acquired solely for the account of such Seller for purposes of investment and not with a view to the sale, transfer or other distribution thereof, as those terms are used in the Securities Act and the rules and regulations promulgated thereunder, other than pursuant to a sale under the Shelf Registration Statement or another transaction registered under the Securities Act or qualifying for a exemption from registration. Each Seller understands that (i) the shares of Iron Mountain Common Stock have not been and, other than pursuant to the Shelf Registration Statement, will not be registered under the Securities Act by reason of their issuance by Purchaser in a transaction exempt from the registration requirements of the Securities Act, which exemption depends, among other things, on the bona fide nature of Sellers' investment intent as expressed herein, and (ii) the shares of Iron Mountain Common Stock must be held indefinitely by Seller unless a subsequent disposition thereof is registered under the Securities Act or exempt from registration. Each Seller is able to bear the economic risk of an investment in the shares of Iron Mountain Common Stock for an indefinite period of time. Each Seller is an informed and sophisticated purchaser, possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment under this Agreement and has engaged expert legal, financial, tax, business and other advisors, experienced in the evaluation and purchase of interests in companies such as Purchaser.

John J. Luger and Donna M. Luger are "accredited investors" as defined in Rule 501(a) under the Securities Act.

                    (b) Each Seller acknowledges that (i) Purchaser has provided such Seller with the Iron Mountain SEC Reports, (ii) such Seller has been afforded an opportunity to ask such questions of officers of Purchaser relating to Purchaser and the Iron Mountain Common Stock as he, she or it determines is necessary to understand the risks of acquiring the shares of Iron Mountain Common Stock, and (iii) such Seller has asked any and all questions of interest to such Seller in connection with the transactions contemplated by this Agreement, all of which have been answered to such Seller's satisfaction.

                    (c) Each Seller agrees not to offer, sell, assign, exchange, transfer, encumber, pledge, distribute or otherwise dispose of the Iron Mountain Common Stock except in full compliance with all of the applicable provisions of the Securities Act and applicable state securities laws, and any attempt by such Seller to do so except in such full compliance shall be treated as ineffective for all purposes. The certificates representing the shares of Iron Mountain Common Stock issued to such Seller hereunder shall bear a legend substantially as follows:

                   THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION OR QUALIFICATION FOR SALE UNDER APPROPRIATE STATE SECURITIES LAWS SHALL BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE ISSUER OR OTHER COUNSEL SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE ISSUER, TO THE EFFECT THAT REGISTRATION OR QUALIFICATION UNDER THE ACT AND APPROPRIATE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                    (d) Each Seller understands that Purchaser may issue appropriate stock transfer instructions to the transfer agent for shares of Iron Mountain Common Stock to the effect that such shares of Iron Mountain Common Stock may be sold publicly only in compliance with Rule 144 under the Securities Act or in a transaction otherwise exempt from the registration requirements of the Securities Act.

8.        Representations and Warranties of Purchaser

          To induce Sellers to enter into this Agreement, Purchaser represents and warrants to Sellers as follows:

          8.1.      Organization and Authority

          Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all other jurisdictions where its failure to qualify to do business would result in a Material Adverse Change in Purchaser. Purchaser has all requisite power and authority to own or hold under lease its properties and to conduct its business, to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby.

          8.2.      Due Authorization and Execution

          The execution, delivery and performance of each Related Agreement has been duly authorized by all requisite action on the part of Purchaser. Each Related Agreement has been, or at Closing will be, duly authorized, executed and delivered by Purchaser and is, or at Closing will be, a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by equitable principles of general applicability.

          8.3. No Approvals or Notices Required; No Conflicts With Material Agreements

          The execution, delivery and performance of each Related Agreement by Purchaser and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or constitute a default or violation (with or without the giving of notice or lapse of time, or both) of any Governmental Regulation, or of any Permit, authorization, status, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to Purchaser,
(b) require any consent, approval or authorization of, or declaration, filing or registration with any Governmental Entity, except (i) for filings with the FTC and the DOJ pursuant to the HSR Act, and (ii) where the failure to obtain such consent is not reasonably likely to result in a Material Adverse Change in Purchaser, (c) result in a material default under or violation of (with or without the giving of notice or lapse of time, or both) acceleration or termination (with or without the giving of notice or lapse of time or both) of, or give rise to an acceleration of any material obligation or to the loss of a material benefit under, any material agreement or other restriction, encumbrance, obligation or liability to which Purchaser or any of Purchaser's assets is subject (except that the consent of the parties to the Registration Rights Agreement is required for the Joinder Agreement and the Shelf Registration Statement), or (d) conflict with or result in a breach of or constitute a default or violation under any provision of the certificate of incorporation or bylaws of the Company.

          8.4.      Absence of Legal Proceedings

          No litigation, investigation or administrative proceeding (including, without limitation, any arbitration proceeding) is pending or (to Purchaser's knowledge) threatened in writing against or affecting Purchaser, its properties and assets which seeks to enjoin, restrain, condition or prevent consummation by Purchaser of this Agreement or the transactions contemplated herein.

          8.5.      Restricted Securities; Investment Intent

          Purchaser is acquiring the Shares for its own account, for investment purposes and not with a view to, or for sale in connection with, any resale or other distribution thereof, nor with any present intention of distributing or selling such Shares. Purchaser acknowledges and agrees that neither the Shares themselves nor any sale of the Shares have been registered under the

Securities Act or the laws of any state, and that the Shares cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of, and Purchaser will not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of any of the Shares, without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws.

          8.6.      Purchaser's Expertise and Investigation

                    (a) Purchaser is an informed and sophisticated purchaser, possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment under this Agreement and has engaged expert legal, financial, tax, business and other advisors, experienced in the evaluation and purchase of companies such as the Company. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser has undertaken such investigation as it deems necessary or appropriate, and has had the opportunity to ask questions of the management of the Company with respect to the Company, to enable it to make an informed decision with regard to this Agreement and the transactions contemplated hereby.

                    (b) Purchaser acknowledges and agrees that, in entering into this Agreement, in acquiring the Shares and in consummating the other transactions contemplated by this Agreement:

                              (i) Purchaser has relied and will rely solely upon
its own investigation and analysis and the representations and warranties contained in the Related Agreements;

                              (ii) None of Sellers or the Company (nor any of
their respective representatives) has made any representation or warranty except as expressly set forth in the Related Agreements; and

                              (iii) None of Sellers or the Company (nor any of
their respective representatives) will have any liability to Purchaser (or any of its representatives) on any basis on account of any information made available or statements made except for those expressly contained in the Related Agreements and only in accordance with this Agreement.

          8.7.      Financing

          Purchaser has and will have on the Closing Date sufficient funds and Iron Mountain Common Stock available to it to purchase the Shares pursuant to this Agreement and to otherwise satisfy all of its obligations in connection with this Agreement.

          8.8.      Brokerage

          Neither Purchaser nor any director, officer, agent or employee acting on behalf of Purchaser has retained any broker or finder in connection with the transactions contemplated by this Agreement.

          8.9.      Capitalization of Purchaser

          As of the date hereof, the authorized and outstanding capital stock, option securities and convertible securities of Purchaser is as set forth in
Schedule 8.9 attached to this Agreement. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. When issued to Sellers under this Agreement, the Iron Mountain Common Stock will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights.

          8.10.     SEC Filings; Financial Statements.

                    (a) Purchaser has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1998, and has heretofore made available to Sellers, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, (iii) its Current Reports on Form 8-K filed by it with the SEC since January 1, 1998, (iv) its proxy statement relating to its 1998 meeting of stockholders, and (v) all other forms, reports and registration statements filed by it with the SEC since January 1, 1998 (the forms, reports and other documents referred to in clauses
(i) through (v) above collectively, the "Iron Mountain SEC Reports"). The Iron Mountain SEC Reports and any forms, reports and other documents filed by Purchaser with the SEC after the date of this Agreement and for so long as the Shelf Registration Statement shall be effective, (x) complied with or will comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (b) Since September 30, 1998, there has been no Material Adverse Change in Purchaser and, to the actual knowledge of C. Richard Reese, John F. Kenny or Donald P. Richards, there has not been threatened any, Material Adverse Change in Purchaser. Since September 30, 1998, Purchaser has not incurred any obligations or liabilities, other than obligations and liabilities incurred in connection with acquisitions or in the ordinary course of business consistent with past practice of Purchaser, which do not and could not be reasonably expected to, in the aggregate, result in a Material Adverse Change in Purchaser. Without limiting the foregoing, since such date, there has not occurred any (i) increase in, or any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves or (ii) change in any method of accounting or accounting practice of Purchaser which have resulted in or could reasonably be expected to result in a Material Adverse Change in Purchaser.

                    (c) Purchaser's financial statements, including in each case the notes thereto, contained in the Iron Mountain SEC Reports have been prepared from the books and records of Purchaser and its subsidiaries in accordance with GAAP applied on a consistent basis and Purchaser's usual and customary practices, except as otherwise noted therein. Such financial statements fairly present the financial condition, assets and liabilities of Purchaser and its consolidated subsidiaries as of the dates thereof and the results of operations for the indicated periods subject, in the case of unaudited financial statements to normal nonmaterial year-end audit adjustments and accruals.

          8.11.     Shelf Registration Statement

          As of its effective date, the Shelf Registration Statement will comply in all material respects with the provisions of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be statement therein or necessary to make the statements therein not misleading (except for information provided in writing by Sellers to Purchaser for inclusion in the Shelf Registration Statement).

          8.12.     Year 2000

          Schedule 8.12 sets forth the material steps that have been taken by Purchaser as of the date hereof with respect to reviewing and assessing the extent to which its business is Year 2000 Compliant.

9.        Interim Covenants of the Parties

          9.1.      Inspection

          From the date of this Agreement to and including the Closing Date, the Company will grant to Purchaser, its agents, employees, accountants and attorneys full access to and the opportunity to examine (including the opportunity to make copies of), during the Company's normal business hours at the Company's premises and upon reasonable prior notice, all properties, facilities, employees, books, records, documents, instruments and papers of the Company relating to the Business and property of the Company, and shall cause its agents, employees, officers, attorneys, accountants and customers to furnish such additional information with respect to the Business and property of the Company as Purchaser shall from time to time reasonably request. No investigation pursuant to this Section 9.1 or otherwise shall affect any representation or warranty in this Agreement of Seller or the Company or any condition to the obligations of Purchaser.

          9.2.      Notice of Developments

          Each Party shall give prompt notice to the other of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate, (ii) any change to be made in the schedules attached to this Agreement, or (iii) any failure of such Party to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it hereunder. No disclosure by a Party pursuant to this Section which constitutes a change in information originally presented in this Agreement or the Schedules hereto shall constitute a waiver by the Party receiving such disclosure of any condition to such Party's obligation to close the transactions contemplated hereby unless the Party to which such disclosure is made agrees in writing to waive such condition (it being understood that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice).

          9.3.      Conduct of Business in the Ordinary Course

          From the date of this Agreement to and including the Closing Date, Sellers will not transfer the Shares or subject the Shares to any Lien, and will cause the Company to conduct the Business in the usual and ordinary course with a view to keeping its organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it and maintaining or enhancing the value of the Business, except for transactions outside the ordinary course which are specifically contemplated by this Agreement (such as distributions of the Excluded Assets by the Company to John J. Luger and borrowings constituting Indebtedness to pay transaction costs and the Closing Bonus). Subject to the foregoing, Sellers shall not allow the Company without Purchaser's consent to:

                    (a) sell, mortgage, pledge or encumber, or agree to sell, mortgage or encumber, any of its material property or assets;

                    (b) incur any obligation (contingent or otherwise), or purchase, acquire, transfer or convey, any material assets or property, or enter into any transaction or make or enter in any contract or commitment, except in the ordinary course of business;

                    (c) fail to maintain, or suffer the termination or lapse of, any material Permits necessary for operation of the Business;

                    (d) amend, terminate or allow to expire any of its insurance policies or Material Contracts (other than Material Agreements relating to Indebtedness);

                    (e) cancel any debt or claim;

                    (f) borrow any funds except in the ordinary course of business and except under the Seafirst Bank facility constituting Indebtedness;

                    (g) waive any material rights without fair and adequate consideration;

                    (h) create or permit to be created any material Lien on its material assets or property, or discharge or satisfy any Lien or pay any liability other than current liabilities and the current portion of long-term debt of the Company and any Indebtedness;

                    (i) issue, sell or pledge, or authorize the issuance, sale or pledge of (i) additional shares of capital stock, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities or (ii) any other securities in respect of, in lieu of, or substitution for, the Common Stock outstanding on the date of this Agreement;

                    (j) enter into, adopt or modify any Plan or Benefit Arrangement, increase the compensation or fringe benefits payable to any of its directors, officers, employees or consultants or otherwise alter, modify or change the terms of their employment or engagement, except for: (i) the vesting of any otherwise non-vested accounts under any Qualified Plan and payment of an extraordinary Company contribution to any such Qualified Plan

(provided such extraordinary contribution shall be included in calculating the amount of the Closing Bonus); and (ii) termination of any such Qualified Plan and distribution of the assets held thereunder to the beneficiaries of such Qualified Plan in accordance with Section 9.4;

                    (k) amend its articles of incorporation, bylaws or other organizational documents;

                    (l) declare or pay any dividend on or in respect of, or purchase, redeem or otherwise retire, any shares of capital stock of the Company, or make any other distribution on or in respect of any such shares (other than a distribution of Excluded Assets to John J. Luger);

                    (m) enter into any transaction with any Related Person of the Company or any Seller (whether or not in the ordinary course and other than (i) the distribution of the Excluded Assets to John J. Luger) and (ii) the payment of Indebtedness to John J. Luger;

                    (n) accelerate the collection of accounts receivable or delay payment of accounts payable;

                    (o) increase, or change any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                    (p) change any method of accounting or accounting practice of the Company; or

                    (q) enter into any agreement or commitment to do any of the foregoing actions contemplated by this Section 9.3.

          9.4.      Employee Benefits

                    (a) From and after the Closing Date, Purchaser will cause the Company to provide to all persons who were employees of the Company on the Closing Date severance benefits on the terms and conditions set forth on
Schedule 9.4 attached hereto. Subject to the immediately preceding sentence and provided that it complies in all material respects with applicable Governmental Regulations and the terms of the severance arrangements identified in Schedule 9.4, Purchaser may, in its sole discretion, substitute employee compensation, benefit and severance programs for those of the Company and the Company's ERISA Affiliates as are comparable with the programs provided from time to time to Purchaser's employees and the employees of Purchaser's ERISA Affiliates.

                    (b) At least one day prior to the Closing Date, the Company shall take, and shall cause each ERISA Affiliate to take, all actions necessary to terminate each Qualified Plan and distribute the assets held thereunder to the beneficiaries of each such Qualified Plan as soon as reasonably practicable after receipt of a favorable determination letter from the Internal Revenue Service with respect to such termination (unless the determination letter provides otherwise). Purchaser agrees to cause the Company to apply for such a determination as soon as practicable after Closing. If a Qualified Plan is terminated in accordance with this Section 9.4(b), benefit accruals, including contributions of salary reduction contributions, if any, shall cease. The Company agrees not to take, and agrees to cause each ERISA Affiliate not to take, any action to merge any of its Qualified Plans, transfer the assets of any of its Qualified Plans, or terminate any of its Qualified Plans, except as otherwise provided in this Section 9.4(b) following the execution of this Agreement without the consent of Purchaser.

10.       Additional Covenants of the Parties

          10.1.     Filings; Cooperation; Information

          Promptly after the execution of this Agreement, each Party will promptly prepare and make (or cause to be prepared and made) all required filings, submissions and notifications under the laws of any domestic or foreign jurisdictions, including all filings, submissions and notifications required under the HSR Act, to the extent necessary to consummate the transactions contemplated by this Agreement. Each Party will promptly consult and cooperate with the other Party with regard to, and provide any necessary information and reasonable assistance to the other Party and copies of, all filings, submissions and notifications made and other information supplied by such Party with or to any Governmental Entity in connection with this Agreement or any of the transactions contemplated hereby. Each Party will furnish to the FTC, the DOJ and to all other Governmental Entities such necessary information and reasonable assistance as the FTC, the DOJ or other Governmental Entity may reasonably request in connection with the foregoing.

          10.2.     Further Assurances

          In addition to obligations elsewhere in this Agreement, each Party from time to time, whether before or after the Closing Date, will use their best efforts to ensure that all conditions to the other Party's obligations to consummate the transactions contemplated by this Agreement have been satisfied (insofar as such matters are within such Party's control) and to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Governmental Regulations to consummate and make effective the transactions contemplated by this Agreement in a manner consistent with applicable Governmental Regulations, which efforts will include each Party using its best efforts to lift, prevent or reverse any pending or threatened preliminary or permanent injunction, order or other Governmental Regulation that would reasonably be expected to adversely affect the ability of any Party to consummate the transactions contemplated by this Agreement, including any Governmental Regulation relating to or arising under the HSR Act or other applicable antitrust laws, and, if issued, to appeal any such Governmental Regulation through the United States Court of Appeals for the relevant circuit. In addition, each Party shall furnish promptly upon request a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Governmental Regulations or filed by it or any of its Related Persons with any Governmental Entity in connection with the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, in connection with or as a condition to receiving the consent or approval of any Governmental Entity, third party or otherwise, neither the Company (except with the consent of Purchaser following Closing) nor Purchaser shall be required (i) to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of it or any of its respective Related Persons (including, without limitation, the Company after consummation of the transactions contemplated hereby), or (ii) to expend material sums of money or grant any material financial or other accommodations (other than as contemplated hereby).

          10.3.     Exclusivity

          Until consummation of the transactions contemplated hereby or termination of this Agreement pursuant to Section 13, none of Sellers, the Company or any of their respective Related Persons, representatives, officers, employees, directors, or agents will, directly or indirectly, (i) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person (other than Purchaser or its Related Persons) or enter into any agreement or accept any offer relating to any (a) reorganization, liquidation, dissolution or refinancing of the Company, (b) merger or consolidation involving the Company,
(c) purchase or sale of any assets or capital stock of the Company (other than a purchase or sale of assets in the ordinary course of business consistent with past practice) or (d) similar transaction or business combination involving the Company or its assets or (ii) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. Sellers shall notify Purchaser promptly if any Person makes any proposal, offer, inquiry or contact with respect to an action described in clauses (a) through (d) above.

          10.4.     Shelf Registration Statement

                    (a) As soon as reasonably possible following the Closing Date, Purchaser shall prepare and file a registration statement with the SEC under the Securities Act and Rule 415 thereunder (the "Shelf Registration Statement"), on the least burdensome form then available to Purchaser, to register for resale all shares of Iron Mountain Common Stock, and shall use its reasonable best efforts to secure the effectiveness of the Shelf Registration Statement as soon as reasonably practicable thereafter. The Company will bear all Registration Expenses (as defined in the Registration Rights Agreement) in connection with such registration. Without limiting the generality of the foregoing, Purchaser will reimburse Sellers for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Iron Mountain Common Stock in connection with review and maintenance of the Shelf Registration Statement.

                    (b) If any Seller shall propose to sell any shares pursuant to the Shelf Registration Statement, it shall notify Purchaser of its intent to do so at least three (3) business days prior to such sale (a "Sale Notice"), which Sale Notice shall generally describe the anticipated volume and timing of the proposed sale. A Sale Notice shall be deemed to constitute a representation that any information previously supplied by such Seller for inclusion in the Shelf Registration Statement is accurate as of the date of such notice and will continue to be accurate during the period of the proposed sale (except if such Seller gives notice to Purchaser of any changes to such information). Following receipt of a Sale Notice, and except as set forth in the following sentence, Purchaser shall use its reasonable best efforts as soon as practicable to amend or supplement the Shelf Registration Statement or any filings incorporated by reference therein to the extent necessary to allow such sales, and shall notify all Sellers promptly after it has determined that such sales have become permissible. At any time after receipt by Purchaser of a Sale Notice, Purchaser may give notice to the Sellers (a "Deferral Notice") that sales of Iron Mountain Common Stock should not be made at that time pursuant to the Shelf Registration Statement if, in its good faith judgment (i)(A) there exists material information concerning

Purchaser which has not been disclosed to the public which causes the Shelf Registration Statement, the prospectus which is part thereof or any document incorporated therein by reference to contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading ("Material Information Event") and
(B) disclosure of such information at that time would be detrimental to Purchaser and its shareholders or (ii) it is not legally permissible at such time to effect sales under the Shelf Registration Statement. If a Deferral Notice has been given, Purchaser shall use commercially reasonable efforts to minimize the length of such deferral period (the "Deferral Period") and in any event shall notify Sellers in writing promptly after the Material Information Event no longer exists or it is legally permissible to effect sales under the Shelf Registration Statement (it being understood that, in taking such commercially reasonable efforts, Purchaser shall not be required to forego any action it is pursuing for valid business purposes, including, without limitation, the acquisition or divestiture of a material portion of its assets).

                    (c) Purchaser shall use its reasonable best efforts to keep the Shelf Registration Statement effective until the first anniversary of the Closing Date or, if earlier, the date as of which all shares of Iron Mountain Common Stock shall have been sold; provided, however, that if the cumulative number of days covered by Deferral Periods exceeds **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**, then the Shelf Registration Statement shall be kept effective for an additional number of days equal to such excess, unless the shares of Iron Mountain Common Stock owned by Sellers on the first anniversary of the Closing Date represents less than **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** of the total outstanding common stock of Purchaser.

                    (d) Notwithstanding the foregoing, the Sellers agree that so long as the Shelf Registration Statement is effective, they will limit their aggregate sales of Iron Mountain Common Stock (whether in the over the counter market or in block trades) during any three-month period to that number of Iron Mountain Common Stock which equals the Cumulative Limitation Amount (as defined below). The foregoing sentence is not intended to limit or restrict (i) hedging or (ii) other similar arrangements which do not constitute a transfer of the Iron Mountain Common Stock or sales of Iron Mountain Common Stock pursuant to the Registration Rights Agreement. "Cumulative Limitation Amount" means the number of shares of Iron Mountain Common Stock which could be sold during such period pursuant to Subsection (e) of Rule 144 under the Securities Act (without regard to any other limitation contained in Rule 144 under the Securities Act), multiplied by 1.5.

                    (e) The rights and obligations of Purchaser and Sellers with respect to the Shelf Registration Statement shall include those set forth in Sections 1(c), 2 (with the exception of subsections (c) and (e) thereof), 3 and 7 of the Registration Rights Agreement, which provisions are incorporated herein by this reference. To the extent that the provisions therein are inconsistent with the provisions of this Section 10.4, the provisions of this Section 10.4 shall control. The defined terms used in those sections shall have the meanings given to them in Section 8 of the Registration Rights Agreement, except that all references to "Registrable Securities" shall mean Iron Mountain Common Stock, all references to "Registration Statement" shall mean the Shelf Registration Statement, all references to "Prospectus" shall mean the prospectus which is part of the Shelf Registration Statement, all references to "Company" shall mean Purchaser and all references to "holders" or "Stockholders" shall mean Sellers.

11.       Income Tax Matters

          11.1.     Refunds or Credits; Tax Benefits

          Any refunds or credits of Taxes imposed upon the Company, to the extent that such refunds or credits are attributable to any taxable year or taxable period ending on or before the Closing Date, will be for the account of Sellers, and, to the extent that such refunds or credits are attributable to any taxable year or taxable period beginning after the Closing Date, such refunds or credits will be for the account of Purchaser. Each Party will promptly remit to the other Party any such amount due to the other Party under this Section 11.1 upon receipt thereof or, if an amount is credited to the account of such Party, upon such amount being so credited.

          11.2.     Tax Administration

                    (a) Sellers will prepare and file (i) all corporate returns relating to Income Taxes with regard to the Company for which Sellers have liability as a result of the Company's status as an S corporation for the period ending on the Closing Date, (ii) the applicable Washington State tax return for the period ending on the Closing Date and (iii) all other tax returns of the Company that are due on or prior to the Closing Date. Purchaser will prepare and file all other tax returns with regard to the Company. All such tax returns will be prepared in a manner consistent with prior years' tax returns using, to the extent permitted by law, methods, conventions and elections consistent with those previously used by Sellers and the Company.

                    (b) As soon as practicable, but in any event within three
(3) days after Sellers' request, Purchaser will deliver to Sellers such information and will make available such representatives of the Company and of Purchaser as Sellers may reasonably request, to enable Sellers to complete and file all tax returns for which Sellers have responsibility under this Section 11, to address any audit by any taxing authority or other tax controversy with regard to any taxable year or taxable period for which they have any responsibility or liability under this Section 11 or otherwise to enable Sellers to satisfy accounting, tax or other requirements.

          11.3.     Contests

          Promptly after any taxing authority asserts a claim for, makes an assessment of, or otherwise investigates or disputes, the amount of Taxes for which Sellers are or may be liable under this Section 11, including in connection with an audit, Purchaser will provide written notice thereof to Sellers. Sellers will have the obligation to control any resulting audit or administrative or judicial proceedings and to determine whether and when to settle any such claim, assessment or dispute if such audit, proceeding or determination affects the amount of Taxes for which Sellers are or may be liable under this Section 11.

          11.4.     Section 338(h)(10) Election

          Purchaser and each Seller (i) shall elect to treat the purchase and sale of the Shares as an acquisition by Purchaser of all of the assets of the Company and as a sale of all of the assets of the Company to Purchaser pursuant to Section 338(h)(10) of the Code, (ii) agree to execute Form 8023 and such other forms and instruments as shall be reasonably necessary, and to supply any information called for by such forms and instruments, in order to effectuate such elections and (iii) shall timely file such forms and instruments with required attachments with the Internal Revenue Service and any applicable state taxing authorities.

12.       Indemnification and Survival of Warranties

          12.1.     Indemnification

                    (a) By Sellers. Each Seller agrees that, subject to such limitations as provided herein, such Seller shall be jointly and severally liable to Purchaser, its Related Persons, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Purchaser Indemnified Parties") for, and agree to defend and indemnify and hold each Purchaser Indemnified Party harmless against and in respect of (i) any and all losses, damages, liability costs and expenses, including reasonable attorneys', accountants' and experts' fees and expenses, including, without limitation, those incurred to enforce the terms of this Agreement (collectively, "Covered Liabilities") incurred by any Purchaser Indemnified Party by reason of a breach of any of the representations, warranties, covenants or agreements made by the Company or Sellers in this Agreement, or in any other instrument or agreement specifically contemplated by this Agreement, (ii) any and all Covered Liabilities incurred by any Purchaser Indemnified Party by reason of (A) any violation of Governmental Regulations arising from those matters included as items 3 and 4 on Schedule 7.17(b), (B) the Company's or Sellers' failure to pay, withhold or collect any Taxes required to have been paid, withheld or collected for any taxable period ending on or prior to the Closing Date (including as a result of the Section 338(h)(10) election described in Section 11.4) or (C) the Company not being treated as a subchapter S corporation for federal and state income tax purposes, or (iii) liabilities of the Company or DBRHC arising out of or in connection with any of the businesses, assets (including the DBRHC Real Estate), operations or activities of the Company or DBRHC (including any predecessor of the Company or DBRHC, and any former business, asset, operation, activity or subsidiary of any of the foregoing) owned or conducted, as the case may be, on or prior to the Closing Date including any liability based on negligence, gross negligence, strict liability or any other theory of liability, whether in law (whether common or statutory) or equity, but excluding (A) liabilities or other obligations of the type reflected on the 1998 Balance Sheet incurred in the ordinary course consistent with past practice since December 31, 1998, other than any liabilities or obligations arising from any litigation or other legal, arbitration or administrative proceeding, or any claim with respect thereto (including, without limitation, tort claims or other claims based on strict liability, negligence or willful misconduct or violations of Governmental Regulations), (B) Indebtedness (but only to the extent Indebtedness at Closing is not greater than the Purchase Price adjustment under Section 3) and (C) obligations reflected in the 1998 Balance Sheet, including the notes thereto.

                    (b) By Purchaser. Purchaser agrees that it shall be liable to Sellers, their respective Related Persons, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") for, and agrees to defend and indemnify and to hold each Seller Indemnified Party harmless against and in respect of, any and all Covered Liabilities incurred by any Seller Indemnified Party by reason of (i) a breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement, or in any other instrument or agreement specifically contemplated by this Agreement or (ii) liabilities of the Company or Purchaser arising out of or in connection with any of the respective businesses, assets (including the DBRHC Real Estate), operations or activities of the Company or Purchaser (including any predecessor of Purchaser, and any former business, asset, operation, activity or subsidiary of any of the foregoing) owned or conducted, as the case may be, after the Closing Date including (A) any liability based on negligence, gross negligence, strict liability or any other theory of liability, whether in law (whether common or statutory) or equity, or (B) any claims made by an employee with respect to employment with the Company after the Closing Date or because of the failure of the Company to provide continuing employment on or after the Closing Date.

                    (b) Materiality. For purposes of determining whether any breach of a representation, warranty, covenant or agreement herein has occurred and calculating any liability arising under this Section 12.1 (other than any breach of Section 7.18, the last sentence of Section 8.10(a) or Section 8.10(b)), any and all "materiality," "Material Adverse Change" or similar qualifiers included in such representation, warranty, covenant or agreement shall be ignored.

          12.2.     Claim Procedure

                    (a) If a Seller Indemnified Party or a Purchaser Indemnified Party (the "Indemnified Party") is threatened in writing with any claim, or any claim is presented in writing to or any action or proceeding formally commenced against such Party, which may give rise to the right of indemnification hereunder, the Indemnified Party will promptly give written notice thereof (specifying in reasonable detail the basis for the claim and, to the extent known, the amount thereof) to the Party subject to such rights of indemnification (the "Indemnifying Party"); provided, however, that the failure of any Indemnified Party to give notice as provided in this Section 12.2 shall not relieve the Indemnifying Party of its obligations under this Section 12.2, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. The Indemnifying Party shall have the right to participate in the defense of such claim, action or proceeding, and, to the extent the Indemnifying Party so desires and notifies the Indemnifying Party of such election within ten (10) business days after receiving notice of such claim (or sooner, if the nature of such claim so requires), jointly with any other Indemnifying Party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties, such determination to be made on a reasonable basis. Pending notice and assumption of defense by the Indemnifying Party, an Indemnified Party may take such steps to defend against such claim as, in such Indemnified Party's good faith judgment, are appropriate to protect its and the Indemnifying Party's interests. If the Indemnified Party requests in writing that such action, claim or proceeding not be contested, then it shall not be contested but shall not be covered by the indemnities provided herein. The Indemnifying Party may settle an indemnifiable matter which it has duly elected to contest without the consent of the Indemnified Party, so long as such settlement includes as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such claim, unless (i) such settlement includes injunctive relief or other equitable remedies against the Indemnified Party, (ii) the amount of such settlement exceeds the limits on indemnification set forth in this Section 12 or (iii) such settlement otherwise could reasonably be expected to have an adverse effect upon the Indemnified Party, in which case such matter shall be settled only with the consent of the Indemnified Party. In the event an Indemnified Party unreasonably declines to consent to such settlement, then the Indemnified Party shall have no right to indemnification beyond the amount of the proposed settlement that the Indemnifying Party and the claimant shall have tentatively agreed to. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of any indemnified claim (it being understood the costs incurred in such cooperation shall be Covered Liabilities). In the event an Indemnified Party fails to follow the claim procedure specified in this section with respect to a claim by any third party against such Indemnified Party, then such Indemnified Party shall have no right to recover from the Indemnifying Party on such claim based on a breach of warranty or a right to indemnification hereunder, but only to the extent the Indemnifying Party was actually prejudiced by such failure. Notwithstanding anything to the contrary contained herein, any amounts owing from an Indemnifying Party shall be reduced to the extent any tax benefit derived by the Indemnified Party or any of its affiliates from the accrual of such claim.

                    (b) If an Indemnifying Party elects not to defend against a third-party claim, fails to notify an Indemnified Party of its election as provided in this Section 12.2 within the ten-day period described in clause (a) above or, after such notification, does not in fact defend such third-party claim, the Indemnified Party may defend, compromise, and settle such third-party claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); provided, however, that no such Indemnified Party may compromise or settle any such third-party claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, an Indemnified Party shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("Separate Counsel"), to represent such Indemnified Party in any action or group of related actions (which firm or firms shall be reasonably acceptable to the Indemnifying Party) if the Indemnified Party has been advised by counsel either that there is a reasonable likelihood of a conflict of interest between such Indemnified Party and such Indemnifying Party in respect of such claim, or that there may be defenses available to such Indemnified Party which are different from or in addition to those available to such Indemnifying Party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of each such Separate Counsel shall be considered Covered Liabilities, and (ii) each of such Indemnifying Party and such Indemnified Party shall have the right to conduct its own defense in respect of such claim.

          12.3.     Limitations on Claims

                    (a) Survival. All representations, warranties and agreements made by Sellers and Purchaser shall survive Closing. Notwithstanding the foregoing, if an Indemnified Party fails to give written notice, on or before the last day of the Escrow Indemnity Period, to the

Indemnifying Party of any claim for breach of a representation or warranty contained herein, or for indemnification hereunder, then such claim is barred, except that (i) such time limitation shall not apply to the extent any Seller Indemnified Party seeks recovery under **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** or to the extent any Purchaser Indemnified Party seeks indemnification for the breach of the representations and warranties set forth in **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**, (ii) with respect to claims under **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**, written notice by a Purchaser Indemnified Party must be given on or prior to the date that is **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** after the Closing Date, and (iii) with respect to claims under **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**, written notice by Purchaser must be given on or prior to **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**

                    (b) Threshold Amount. Notwithstanding anything to the contrary contained herein, Sellers shall not be liable under Section 12.1(a)(i) for breach of any representations or warranties made by Sellers in this Agreement, or in any other instrument or agreement specifically contemplated by this Agreement, until such time as the aggregate amount of such liability, together with any liability of DBRHC under Section 16 of the Real Estate Purchase Agreement, reaches an amount equal to **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**, subject to the limitations set forth in this Section 12.3.

                    (c) Maximum Amount. The aggregate liability of Sellers, the Company and DBRHC for breach of this Agreement or the Real Estate Purchase Agreement or otherwise with respect to the Shares and the transactions contemplated by this Agreement (other than the Noncompetition Agreement) shall not in any event exceed **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** of the sum of (i) the Purchase Price plus (ii) **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**; provided, however, that such limitation shall not in any event apply to any claims by any Purchaser Indemnified Party (i) arising from Sellers' breach of the representations and warranties set forth in **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**, (ii) under **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**, or (iii) that a Seller knowingly or recklessly made misstatements or omissions with respect to any representation or warranty of such Seller hereunder or otherwise fraudulently induced Purchaser to enter into this Agreement. Notwithstanding the foregoing, the Parties understand that after Closing, the Company shall have no liability for breach of this Agreement or the Real Estate Purchase Agreement or otherwise with respect to the Shares and the transactions contemplated by this Agreement.

                    (d) No Claims for Matters Within Purchaser's Knowledge. Notwithstanding anything contained in this Agreement to the contrary, Sellers shall have no liability for breaches of any representations, warranties or covenants made by Sellers herein or in any of the documents required to be delivered by Sellers under this Agreement if C. Richard Reese, John F. Kenny, Jr. or Donald P. Richards had actual knowledge of such breach at or before Closing and Purchaser fails to give Sellers notice of such breach at or before Closing. No Purchaser Indemnified Party shall have the right to bring any lawsuit or other legal action against Sellers, or to pursue any other remedy against Sellers, as a result of any such breach if C. Richard Reese, John F. Kenny, Jr. or Donald P. Richards had actual knowledge of such breach at or before Closing and Purchaser fails to give Sellers notice of such breach at or before Closing.

                    (e) Pro Rata Share. Subject to clauses (a) - (d) above, the obligation of each Seller (other than John J. Luger and Donna M. Luger) with respect to any liability of Sellers under Section 12.1(a) shall be limited to the product obtained by multiplying (i) such Seller's Pro Rata Share by (ii) the aggregate amount of such liability.

          12.4.     Escrow Indemnity Deposits

                    (a) An amount equal to the Escrow Indemnity Deposits shall be withheld from the Purchase Price payable at Closing and held in escrow pursuant to the Escrow Agreement. Any Covered Liabilities of any Purchaser Indemnified Party to be satisfied out of the Escrow Indemnity Deposits shall be made in accordance with the terms of the Escrow Agreement in Iron Mountain Common Stock, which stock shall be valued at the Indemnification Determination Price as of the date on which such claim is actually satisfied out of the Escrow Indemnity Deposits. In the event that the valuation of the Iron Mountain Common Stock as of any date other than the Escrow Release Date would result in the issuance of a fractional share to a Seller, then in lieu of issuing any such fractional share, Purchaser shall round up such fraction to the next whole number. In the event that the valuation of the Iron Mountain Common Stock as of the Escrow Release Date would result in the issuance of a fractional share to a Seller, then in lieu of issuing any such fractional share, Purchaser shall pay to such Seller an amount equal to the product of the Indemnification Determination Price multiplied by such fraction.

                    (b) In the event there are no Unresolved Claims, on the **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** anniversary of the Closing Date, or the next business day if such date is not a business day (the "Initial Distribution Date"), an aggregate of **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.** of the Escrow Indemnity Deposits less any amounts previously distributed to a Purchaser Indemnified Party from the Escrow Indemnity Deposits shall be distributed to the Sellers' Representative in shares of Iron Mountain Common Stock (which stock shall be valued at the Indemnification Determination Price as of the Initial Distribution Date) for the benefit of each Seller in accordance with such Seller's Pro Rata Share. In the event one or more Unresolved Claims with respect to the Escrow Indemnity Deposits, if any, shall exist on the Initial Distribution Date, that number of shares of Iron Mountain Common Stock (which stock shall be valued at the Indemnification Determination Price as of the Initial Distribution Date) equal to the sum of (i) **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the

Commission.**, (ii) the aggregate amount of such Unresolved Claims and (iii) the amount reasonably estimated by Purchaser to cover the fees, expenses and other costs (including reasonable attorneys', accountants' and experts' fees and expenses) which will be required to resolve such Unresolved Claims shall be retained as part of the Escrow Indemnity Deposits and the balance thereof, if any, shall be distributed to the Sellers' Representative (as defined below) for the benefit of each Seller in accordance with such Seller's Pro Rata Share. Upon the resolution of all such Unresolved Claims for which notice has been given in accordance with Section 12.2 prior to the Initial Distribution Date and the payment of all Covered Liabilities with respect thereto out of the Escrow Indemnity Deposits, the balance of the Escrow Indemnity Deposits, if any, so retained on the Initial Distribution Date with respect to such Unresolved Claims shall be distributed to the Sellers' Representative for the benefit of each Seller in accordance with such Seller's Pro Rata Share.

                    (c) In the event there are no Unresolved Claims on the date which is one day after the expiration of the Escrow Indemnity Period, or the next business day if such date is not a business day (the "Escrow Release Date"), the Escrow Indemnity Deposits then remaining shall be distributed to the Sellers' Representative for the benefit of each Seller in accordance with such Seller's Pro Rata Share. In the event one or more Unresolved Claims with respect to the Escrow Indemnity Deposits, if any, shall exist upon the expiration of the Escrow Indemnity Period, that number of shares of Iron Mountain Common Stock (which stock shall be valued at the Indemnification Determination Price as of the Escrow Release Date) equal to the sum of (i) the aggregate amount of such Unresolved Claims and (ii) the amount reasonably estimated by Purchaser to cover the Covered Liabilities which will be required to resolve such Unresolved Claims shall be retained as part of the Escrow Indemnity Deposits and the balance thereof, if any, shall be distributed to the Sellers' Representative for the benefit of each Seller in accordance with such Seller's Pro Rata Share. Upon the resolution of all such Unresolved Claims and the payment of all Covered Liabilities out of the Escrow Indemnity Deposits, the balance of the Escrow Indemnity Deposits, if any, shall be distributed to the Sellers' Representative for the benefit of each Seller in accordance with such Seller's Pro Rata Share.

                    (d) Each Seller hereby appoints John J. Luger (the "Sellers' Representative"), with full and unqualified power to delegate (with the approval of Purchaser, which shall not be unreasonably withheld) to one or more Persons the authority granted to such Person hereunder to act as such Seller's agent and attorney-in-fact, with full power of substitution, to execute the Escrow Agreement and to take all actions called for by this Section 12 and the Escrow Agreement on such Seller's behalf, in accordance with the terms of this Section 12 and the Escrow Agreement.

13.       Termination

          This Agreement may be terminated at any time prior to Closing:

                    (a) by the mutual consent of Sellers and Purchaser;

                    (b) pursuant to the provisions of Section 4.1 hereof;

                    (c) by Purchaser if any condition specified in Section 5 has not been met or waived by Purchaser at any such time as such condition can no longer be satisfied;

                    (d) by Sellers if any condition specified in Section 6 has not been met or waived by Sellers at any such time as such condition can no longer be satisfied; or

                    (e) by Sellers or Purchaser, if any Governmental Regulation shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement or the transactions contemplated herein, and such Governmental Regulation has become final and nonappealable.

          Upon any termination of this Agreement pursuant to this Section 13, there shall be no liability on the part of any Party; provided, however, that such termination shall not affect the liability of any Party for the breach of any provision of this Agreement.

14.       Miscellaneous

          14.1.     Confidentiality

          Prior to Closing no Party hereto shall issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other Party, except as required under applicable Governmental Regulation or the terms of any agreement, undertaking or listing requirement of any exchange (including, without limitation, the NASDAQ National Market). Each of Sellers and Purchaser shall maintain the confidentiality of information relating to the consideration paid under this Agreement and the Real Estate Purchase Agreement except to the extent disclosure is (i) necessary to prepare relevant tax returns or (ii) required under applicable Governmental Regulation or the terms of any agreement, undertaking or listing requirement of any exchange (including, without limitation, the NASDAQ National Market) on which a Party or its Related Person's securities are listed. After Closing, Sellers shall maintain the confidentiality of any such proprietary information relating to the Company and not, directly or indirectly, disclose or permit the disclosure of any such information except as may be required by applicable Governmental Regulation, or make use of or permit the use of such information, for their own benefit or the benefit of others. Effective as of the Closing Date, Sellers shall, to the extent possible, assign to Purchaser all of their rights under any confidentiality or nondisclosure agreements executed by third parties in connection with the proposed sale by Sellers of the Shares.

          14.2.     Entire Understanding

          The terms set forth in this Agreement (including all Exhibits and Schedules hereto) supersede all previous discussions, understandings and agreements among the Parties with respect to the subject matter hereof, and are intended by the Parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement. Notwithstanding the foregoing, unless and until Closing shall occur, Purchaser's use and disclosure of information provided by Sellers and the Company in connection with the transactions contemplated hereby shall continue to be governed by the Nondisclosure Agreement dated December 23, 1998, as revised December 29, 1998, between Purchaser and the Company.

          14.3.     Expenses

          Each Party shall bear its own expenses relating to the negotiation, preparation, execution and delivery of this Agreement, including without limitation, fees for its attorneys, accountants and other advisors, except that the Company shall bear any expenses of Sellers or the Company properly deductible by the Company for federal income tax purposes.

          14.4.     Amendment

          The Parties may amend, modify or supplement this Agreement at any time, but only in writing duly executed by all Parties.

          14.5.     Waivers

          Any terms, covenants, representations, warranties or agreements of any Party hereto may be waived at any time by an instrument in writing executed by the Party for whose benefit such terms exist. The failure of any Party at any time or times to require performance of any provisions hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any Party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

          14.6.     Parties in Interest; Assignment

          This Agreement is not intended, nor shall it be construed, to confer any enforceable rights on any person (other than DBRHC to the extent its realization of benefits under the Real Estate Purchase Agreement may be affected by Purchaser's default hereunder) not a party hereto. Neither this Agreement nor any of the rights, interests or obligations hereunder of any Party shall be assigned without the prior written consent of the other party; provided, however, that (i) Purchaser may assign its rights hereunder to any Related Person (so long as Purchaser remains responsible for its and such Related Person's obligations hereunder) and (ii) any Party may assign its rights, interests and obligations hereunder to any Person that acquires all or substantially all of the assets of such Party (including without limitation as a result of any merger, consolidation or similar transaction). All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors, heirs, executors and permitted assigns of the parties hereto.

          14.7.     Notices

          Any notice or demand desired or required to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by a nationally recognized courier service with proof of delivery, (iii) deposited in the mail, postage prepaid, certified or registered, return receipt requested, or (iv) sent by legible facsimile or other electronic transmission; in each case addressed to the intended recipient at the address set forth below or to such other address as such recipient shall have previously designated to the sender by such a notice. Any notice delivered personally shall be deemed to be given when actually delivered; any notice transmitted by mail or courier shall be deemed to be given on the date of its first attempted delivery; and any notice delivered by facsimile or other electronic transmission shall be deemed to be given upon electronic confirmation of such transmission, provided that an original of such facsimile or other electronic transmission is also sent to the intended recipient by means described in clauses (i), (ii) or (iii).

          Notices shall be sent as follows:

          To SELLERS on or before the Closing Date:

                            Data Base, Inc.
                            10811 Main Street
                            Bellevue, Washington  98004-6323
                            Fax: **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**
                            Attention:  Mr. John J. Luger

          To SELLERS and/or SELLERS' REPRESENTATIVE after the Closing Date:

                            c/o Mr. John J. Luger
                            **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**
                            Fax: **The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.**

                   in each case with a copy to:

                            Heller, Ehrman, White & McAuliffe
                            6100 Columbia Center
                            701 Fifth Avenue
                            Seattle, WA 98104-7098
                            Fax: (206) 447-0849
                            Attention: Mr. Donald E. Percival

          TO PURCHASER:

                            Iron Mountain Incorporated
                            745 Atlantic Avenue
                            Boston, MA  02111
                            Fax: (617) 535-4766
                            Attention: Mr. Richard Reese
          with copy to:

                            Sullivan & Worcester LLP
                            One Post Office Square
                            Boston, MA  02109
                            Fax: (617) 338-2880
                            Attention: Mr. William Curry

          14.8.     Attorneys' Fees

          In the event of any dispute or action regarding the interpretation or enforcement of any provision of this Agreement, or on account of any default under or breach of this Agreement, the prevailing Party shall be entitled to recover from the other Party, in addition to any other relief, all reasonable attorneys' fees and expenses incurred by the prevailing Party, whether or not litigation is commenced.

          14.9.     Counterparts

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14.10.    Headings

          The headings preceding the text of the Sections of this Agreement are for convenience only and form no part of the agreement between the parties.

          14.11.    Time of the Essence

          Time is of the essence in this Agreement.

          14.12.    Applicable Law

          This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the Washington, as applied to contracts executed and to be fully performed in such state by citizens of such state.

          14.13.    Specific Performance

          The Parties each acknowledge that, in view of the uniqueness of the subject matter hereof, the Parties would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the Parties may be entitled at law or in equity.

          14.14.    Construction

          Each Party acknowledges and agrees that (i) such Party has had an equal opportunity to participate in drafting this Agreement and (ii) no ambiguity shall be construed against any Party based upon a claim that Party drafted the applicable language.

          IN WITNESS WHEREOF, the Parties have entered into and signed this Agreement as of the date and year first above written.

Sellers:
--------

                  /s/
              -------------------------------------------------------
              John J. Luger


                  /s/
              -------------------------------------------------------
              Donna M. Luger


              Mary Ann Montandon, George F. Luger and Lisa Luger Frey, as co-trustees of the LISA LUGER FREY GST TRUST


              By       /s/
                   --------------------------------------------------
                   Mary Ann Montandon, Trustee


              By       /s/
                   --------------------------------------------------
                   George F. Luger, Trustee


              By       /s/
                   --------------------------------------------------
                   Lisa Luger Frey, Trustee

              Mary Ann Montandon, George F. Luger and Tanya Luger Paszkeicz, as co-trustees of the TANYA LUGER PASZKEICZ GST TRUST


              By       /s/
                   --------------------------------------------------
                   Mary Ann Montandon, Trustee


              By       /s/
                   --------------------------------------------------
                   George F. Luger, Trustee


              By       /s/
                   --------------------------------------------------
                   Tanya Luger Paszkeicz, Trustee

              Mary Ann Montandon, George F. Luger and John J. Luger, Jr., as co-trustees of the JOHN J. LUGER, JR. GST TRUST


              By       /s/
                   --------------------------------------------------
                   Mary Ann Montandon, Trustee


              By       /s/
                   --------------------------------------------------
                   George F. Luger, Trustee


              By       /s/
                   --------------------------------------------------
                   John J. Luger, Jr., Trustee


              Mary Ann Montandon and George F. Luger, as co-trustees of the JUSTIN T. LUGER GST TRUST


              By       /s/
                   --------------------------------------------------
                   Mary Ann Montandon, Trustee


              By       /s/
                   --------------------------------------------------
                   George F. Luger, Trustee


Company:      DATA BASE, INC.,
-------       a Washington corporation



              By       /s/
                 ----------------------------------------------------
                   John J. Luger, President


Purchaser:    IRON MOUNTAIN INCORPORATED,
---------     a Delaware corporation


              By       /s/
                 ----------------------------------------------------
                   Donald P. Richards, Vice President

The following exhibits and schedules have been omitted and will be supplementally filed with the Commission upon request:

EXHIBITS
--------
Exhibit 4.2(a)(1)           Noncompetition Agreement
Exhibit 4.2(a)(2)           Joinder Agreement
Exhibit 5.1                 Certain Representations and Warranties of Sellers
Exhibit 6.1                 Certain Representations and Warranties of Purchaser

SCHEDULES
---------
Schedule A                  DBRHC Real Estate
Schedule B                  Excluded Assets
Schedule 2                  Shareholders
Schedule 7.3                Certain Assets
Schedule 7.4(a)             List of Customers and Material Contracts
Schedule 7.4(b)(1)          Accounts Receivable Aging for Certain Customers
Schedule 7.4(b)(2)          Summary of Customer Contract Review
Schedule 7.5                Intellectual Property
Schedule 7.7                Insurance
Schedule 7.10               List of Required Approvals and Conflicts with
                              Material Contracts
Schedule 7.11               Affiliated Transactions
Schedule 7.12               Employees
Schedule 7.14               Compliance with Laws
Schedule 7.16               Absence of Legal Proceedings
Schedule 7.15               Conduct in the Ordinary Course
Schedule 7.17(a)            Contributions to Plans or Benefit Arrangements
Schedule 7.17(b)            Liabilities under Plans or Benefit Arrangements
Schedule 7.17(h)            Certain Plan Assets
Schedule 7.17(m)            Present Value of Accumulated Plan Liabilities
Schedule 7.19               Environmental Matters
Schedule 7.23               Year 2000 (Sellers)
Schedule 8.9                Capitalization of Purchaser
Schedule 8.12               Year 2000 (Purchaser)
Schedule 9.4                Required Severance Benefits to the Company's
                              Employees